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Filed Pursuant to Rule 424(b)(5)
Registration File No. 333-160679

PROSPECTUS SUPPLEMENT
(To prospectus dated August 28, 2009)

14,000,000 Shares

Common Stock

        We are offering 14,000,000 shares of our common stock.

        Our common stock is quoted on The NASDAQ Global Market under the symbol "ALTH." On October 6, 2009, the last sale price of our common stock as reported on The NASDAQ Global Market was $7.31 per share.

        Investing in our common stock involves risks that are described in the "Risk Factors" section beginning on page S-9 of this prospectus supplement.

	Per Share	Total
Public offering price	$7.10	$99,400,000
Underwriting discount	$0.40825	$5,715,500
Proceeds, before expenses, to us	$6.69175	$93,684,500

        The underwriters may also purchase up to an additional 2,100,000 shares of common stock from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement to cover over-allotments.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

        The shares will be ready for delivery on or about October 13, 2009.

Joint Book-Running Managers

J.P.Morgan	Citi

Co-Lead Manager

Leerink Swann

Co-Managers

JMP Securities	Needham & Company, LLC	RBC Capital Markets

The date of this prospectus supplement is October 7, 2009.

        You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering. We have not, and the underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. The information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any free writing prospectus that we have authorized for use in connection with this offering is current as of the date such information is presented, regardless of the time of delivery of this prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. You should read this prospectus supplement and the accompanying prospectus, including the documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, before making an investment decision. You should also read and consider the information in the documents we have referred you to in the section entitled "Where You Can Find More Information" below.

S-i

About This Prospectus Supplement

        This prospectus supplement is a supplement to the accompanying prospectus that is also a part of this document. This prospectus supplement and the accompanying prospectus, dated August 28, 2009, are part of a registration statement on Form S-3 (File No. 333-160679) that we filed with the Securities and Exchange Commission, or the SEC, using a "shelf" registration process. Under this "shelf" registration process, we may from time to time sell any combination of securities described in the accompanying prospectus in one or more offerings up to a total of $150.0 million.

        This document is in two parts. The first part is this prospectus supplement, which describes the terms of the offering and also adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference into the accompanying prospectus. The second part is the accompanying prospectus, which provides more general information, some of which may not apply to the common stock. Generally, when we refer to this prospectus, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date—for example, a document incorporated by reference in the accompanying prospectus—the statement in the document having the later date modifies or supersedes the earlier statement.

        Unless stated otherwise, references in this prospectus supplement and the accompanying prospectus to "Allos," "we," "us," or "our" refer to Allos Therapeutics, Inc., a Delaware corporation.

        Allos Therapeutics, Inc., the Allos Therapeutics, Inc. logo, FOLOTYN, the FOLOTYN logo and all other Allos names are trademarks of Allos Therapeutics, Inc. in the United States and in other selected countries. All other brand names or trademarks appearing in this prospectus supplement and accompanying prospectus are the property of their respective holders.

Prospectus Supplement Summary

        This summary highlights selected information contained elsewhere or incorporated by reference in this prospectus supplement. This summary does not contain all the information that you should consider before investing in our common stock. You should read the entire prospectus supplement, the accompanying prospectus and any free writing prospectus carefully, including "Risk Factors," the financial statements and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus before making an investment decision. This prospectus supplement contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from the results anticipated in these forward-looking statements as a result of factors described under the "Risk Factors" section and elsewhere in this prospectus supplement and in the risk factors set forth under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2008 and our Quarterly Report on Form 10-Q for the period ended June 30, 2009, and elsewhere in the documents incorporated by reference.

Company Overview

        We are a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics. Our goal is to build a profitable company by generating income from products we develop and commercialize, either alone or with one or more potential strategic partners. We strive to develop proprietary products that have the potential to improve the standard of care in cancer therapy. Our focus is on product opportunities for oncology that address important markets with unmet medical needs. We may also seek to grow our product portfolio through product acquisition and in-licensing efforts.

        We are currently focused on the development and commercialization of FOLOTYN™ (pralatrexate injection), a selective antifolate designed to accumulate preferentially in cancer cells. On September 24, 2009, the U.S. Food and Drug Administration, or FDA, granted accelerated approval of FOLOTYN for use as a single agent for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma, or PTCL. This indication is based on overall response rate. Clinical benefit such as improvement in progression free survival or overall survival has not been demonstrated. In connection with the approval, we are required to conduct several post-approval studies. FOLOTYN represents our first drug approved for marketing in the United States. FOLOTYN is the first and only drug approved by the FDA for its indication and represents a new treatment option for patients with relapsed or refractory PTCL. We began making FOLOTYN available to patients in the United States in October 2009, with an anticipated commercial launch in January 2010. We are also developing FOLOTYN for use as a single agent and in combination therapy regimens in a range of hematologic malignancies and solid tumors.

        On August 4, 2009, we reported results for the second quarter of 2009, including cash, cash equivalents and investments in marketable securities of $105.2 million.

FOLOTYN™ (pralatrexate injection)

        FOLOTYN is a selective antifolate designed to accumulate preferentially in cancer cells. Acting on the folate pathway, FOLOTYN interferes with DNA synthesis and triggers cancer cell death. FOLOTYN can be delivered as a single agent, for which we currently have approval, and has the potential to be used in combination therapy regimens. We believe that FOLOTYN's unique mechanism of action offers us the ability to target the drug for development in a variety of solid tumors and hematological malignancies. We currently retain exclusive worldwide commercial rights to FOLOTYN for all indications. We have received accelerated approval from the FDA for the use of FOLOTYN for the treatment of patients with relapsed or refractory PTCL and began making FOLOTYN available to patients in the United States in October 2009, with an anticipated commercial launch in January 2010.

        We are currently evaluating FOLOTYN in a Phase 2b trial for non-small cell lung cancer, or NSCLC, and in a Phase 2 trial for advanced or metastatic relapsed transitional cell carcinoma, or TCC, of the urinary bladder, as well as in several clinical trials for hematologic malignancies. Our Phase 2b trial in NSCLC is fully enrolled and we anticipate reporting data from this trial in the first half of 2010.

FOLOTYN approved for the treatment of relapsed or refractory peripheral T-cell lymphoma

        PTCL comprises a biologically diverse group of blood cancers that account for approximately 10 to 15 percent of all cases of non-Hodgkin's lymphoma, or NHL, in the United States. According to the American Cancer Society, an estimated 66,000 new cases of NHL were expected to be diagnosed in the United States in 2008. We estimate the incidence of newly diagnosed PTCL in the United States to be approximately 5,600 patients. In addition, we estimate the overall prevalence of PTCL in the United States to be approximately 19,900 patients, including approximately 9,850 patients with relapsed or refractory PTCL. There are currently no pharmaceutical agents approved for use in the treatment of first-line PTCL and, prior to the recent approval of FOLOTYN, there were no pharmaceutical agents approved for use in the treatment of patients with relapsed or refractory PTCL. In addition to those PTCL patients who do not respond to first-line treatment, a significant number of first-line multi-agent chemotherapy responders relapse or become refractory after treatment. According to the clinical literature, patients with PTCL have an overall five-year survival rate of approximately 25% to 40% depending on sub-type, and a median overall survival of 1 to 3 years.

        We intend to commercialize FOLOTYN through an oncology-focused U.S. sales and marketing organization. We have been actively preparing for the commercial launch of FOLOTYN in the United States, including the ongoing development of our sales and marketing, medical affairs and manufacturing operations. To date, we have hired approximately 25 sales specialists. We intend to increase the sales force to approximately 50 sales specialists in advance of our planned commercial launch in January 2010. We believe that the market for relapsed or refractory PTCL is addressable with a targeted U.S. sales and marketing organization. We have initially established the wholesale acquisition cost for FOLOTYN at $3,125 per 20 mg vial and $6,250 per 40 mg vial. We have no experience selling FOLOTYN at these prices and we cannot assure you that we will not be required to offer discounts or allowances to wholesalers or otherwise change our prices to effectively commercialize FOLOTYN. As a result, our net revenue may not be directly associated with our proposed wholesale acquisition cost.

        In February 2009, we completed two market research studies designed to evaluate the U.S. market for PTCL and the potential trial, use and adoption of FOLOTYN as a commercially available product. Both studies were conducted by an independent market research firm and the physician respondents were blinded to the name of our company and the product being evaluated.

        In the quantitative market research survey of 143 community and institution-based hematologists and oncologists who treat patients with PTCL, physicians were asked questions regarding their current PTCL treatment patterns, perception of a product, which we refer to as Product X, described as having a product profile similar to that of FOLOTYN as established in the PROPEL trial, and potential changes in treatment patterns following the commercial availability of Product X. In general, physicians rated their satisfaction with current therapies for treating patients with relapsed or refractory PTCL as low. When asked to rate the value of various combination therapy regimens and single agents typically prescribed as off-label treatments for patients with relapsed or refractory PTCL, physicians rated autologous/allogeneic stem cell transplant the highest, with an average value rating of 6.7 on a scale of 1 (not valuable at all) to 10 (very valuable). The combination therapy regimens averaged a rating of 5.7 out of 10, while the single agents averaged a rating of 5.2 out of 10. When asked to assess the value of the Product X product profile, physicians rated Product X more favorably than current PTCL treatments with an average value rating of 7.7 out of 10. Participating physicians were also asked to identify the key product attributes they consider when selecting a treatment for patients with relapsed or refractory PTCL. Overall survival was rated as the most important product attribute, followed by overall response rate, disease control rate, progression free survival, complete response rate and duration of response.

        Separately, in the qualitative market research survey of 45 community and institution-based hematologists and oncologists who treat patients with PTCL, physicians were asked questions regarding their current PTCL treatment approaches and impressions of the Product X product profile demonstrated in the PROPEL trial. Among the key findings, 98% of respondents indicated that they believed Product X would be an improvement over existing therapies, and 93% indicated that they would use Product X in the second-line setting for patients with relapsed or refractory PTCL who were not candidates for bone marrow transplant. Based on the results of our market research, we believe the FOLOTYN package insert aligns with physicians' treatment priorities and is likely to support the trial, use and adoption of FOLOTYN for the treatment of patients with relapsed or refractory PTCL.

FOLOTYN clinical development in PTCL

        The FOLOTYN approval was based on the results from PROPEL, an open-label, single-arm, multi-center, international clinical trial that enrolled 115 patients with relapsed or refractory PTCL, 109 of whom were considered evaluable for efficacy according to the trial protocol. Patients were considered evaluable if they received at least one dose of FOLOTYN, their diagnosis of PTCL was confirmed by independent pathology review, and they had relapsed or refractory disease after at least one prior treatment. Patients were treated with FOLOTYN at 30 mg/m2 once weekly by intravenous push over 3-5 minutes for 6 weeks in 7-week cycles until disease progression or unacceptable toxicity. In addition, patients received 1 mg of vitamin B12 intramuscularly every 8-10 weeks and 1.0-1.25 mg of folic acid orally on a daily basis. We believe PROPEL was the largest prospectively designed single agent trial ever conducted in patients with relapsed or refractory PTCL.

        The primary efficacy endpoint of the trial was overall response rate (complete response, complete response unconfirmed and partial response) as assessed by International Workshop Criteria, or IWC.

The key secondary efficacy endpoint was duration of response. Response assessments were scheduled at the end of cycle 1 and then every other cycle (every 14 weeks). Duration of response was measured from the first day of documented response to disease progression or death. Response and disease progression were evaluated by independent central review using the IWC. The results of the trial demonstrated that 29 of 109 evaluable patients, or 27%, responded to FOLOTYN. The median duration of response was 287 days, or 9.4 months (range 1-503 days). Thirteen of 109 evaluable patients had a duration of response greater-than or equal to 14 weeks (range 98-503 days). The most common grade 3 / 4 adverse events were thrombocytopenia, which was observed in 33% of patients; mucositis in 21% of patients; neutropenia in 20% of patients; and anemia in 17% of patients.

        FOLOTYN was approved for the treatment of patients with relapsed or refractory PTCL under the FDA's accelerated approval program, which allows the FDA to approve products for cancer or other life-threatening diseases based on initial positive clinical data. As a condition of approval, we are required to conduct the following post-approval studies that are intended to verify and describe FOLOTYN's clinical benefit in patients with T-cell lymphoma and assess whether FOLOTYN poses a serious risk of altered drug levels resulting from organ impairment:

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  a Phase 3, multi-center, randomized clinical study of sequential FOLOTYN versus observation in patients with newly diagnosed aggressive PTCL who have responded following initial treatment with chemotherapy based on CHOP (cyclophosphamide, doxorubicin, vincristine and prednisone). The primary endpoint will be progression free survival. Patients will be enrolled prior to initiation of the CHOP-based regimen. Patients responding (either a complete response or a partial response) after CHOP-based treatment will be randomized 2:1 to FOLOTYN versus observation. We plan to initiate this study in 2010 and have agreed to submit the results of this study to the FDA by June 30, 2017.

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  a Phase 3, multi-center, randomized clinical study comparing FOLOTYN in combination with systemic bexarotene versus systemic bexarotene alone in patients with cutaneous T-cell lymphoma who are refractory to at least one prior systemic therapy. The primary endpoint will be progression free survival and response rate will be a secondary endpoint. Prior to initiation of the Phase 3 study, we will conduct a Phase 1 study to determine the maximum tolerated dose of the combination. We plan to initiate the Phase 1 study in 2010 and have agreed to complete the Phase 1 study by August 31, 2011. We have also agreed to submit the results of the Phase 3 study to the FDA by September 30, 2015.

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  a Phase 1 clinical study to evaluate the pharmacokinetics of FOLOTYN in relapsed or refractory lymphoma patients (B-cell, T-cell and Hodgkin's lymphoma) with mild to severe renal impairment. The trial will have 3 cohorts of 6 patients for a total of 18 patients. Cohorts will be based on the severity of renal impairment: severely impaired, moderately impaired and mildly impaired. The FOLOTYN dose for the first two cohorts will be determined based on the pharmacokinetics experience from the PROPEL study and the third cohort will be dosed at the recommended dose (30 mg/m2). We have agreed to submit the results of this study to the FDA by January 31, 2013.

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  completion of an ongoing Phase 1 mass balance clinical study to evaluate the excretion and metabolic profile of FOLOTYN. We have agreed to submit the results of this study to the FDA by December 31, 2010.

        Failure to complete the studies or adhere to the timelines set by the FDA could result in penalties, including fines or withdrawal of FOLOTYN from the market, unless we are able to demonstrate good cause for not completing the studies or adhering to the timelines. The FDA may also initiate proceedings to withdraw approval if our Phase 3 post-approval studies fail to verify the clinical benefit of FOLOTYN. Further, the FDA may require us to strengthen the warnings and precautions section of the FOLOTYN package insert based on the results of the Phase 1 studies.

        The FDA has awarded orphan drug status to FOLOTYN for the treatment of patients with T-cell lymphoma. Under the U.S. Orphan Drug Act, the first company to receive FDA approval for pralatrexate for the designated orphan drug indication obtains seven years of marketing exclusivity during which the FDA may not approve another company's application for pralatrexate for the same orphan indication. Because the FDA approved FOLOTYN for the treatment of patients with relapsed or refractory PTCL, a subset of T-cell lymphoma, we expect to receive seven years of marketing exclusivity for that indication. Orphan drug exclusivity would not prevent FDA approval of a different drug for the orphan indication or the same drug for a different indication.

        The European Medicines Agency, or EMEA, has granted Orphan Medicinal Product Designation to FOLOTYN for the treatment of PTCL. The EMEA Orphan Medicinal Product Designation is intended to promote the development of drugs that may provide significant benefit to patients suffering from rare diseases identified as life-threatening or very serious. Under EMEA guidelines, Orphan Medicinal Product Designation provides ten years of potential market exclusivity once the product candidate is approved for marketing for the designated indication in the European Union.

        Based on the results of the PROPEL trial, we also intend to seek regulatory approval to market FOLOTYN in Europe and other countries for the treatment of patients with relapsed or refractory PTCL. We intend to enter into co-promotion or out-licensing arrangements with other pharmaceutical or biotechnology partners, where necessary to reach foreign market segments that are not reachable by a U.S.-based sales force or when deemed strategically and economically advisable.

FOLOTYN clinical development beyond PTCL

        Beyond PTCL, we are committed to developing FOLOTYN both as a single agent and in combination therapy regimens in a variety of hematologic malignancies and solid tumor indications. The following clinical trials involving FOLOTYN are currently ongoing:

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  a Phase 2b, randomized, international, multi-center trial comparing FOLOTYN and Tarceva (erlotinib), both with vitamin B12 and folic acid supplementation, in patients with Stage IIIB/IV NSCLC who are, or have been, cigarette smokers who have failed treatment with at least one prior platinum-based chemotherapy regimen. We initiated patient enrollment in this trial in January 2008 and completed patient enrollment with 201 patients in July 2009. We currently expect to report top line results of the trial in the first half of 2010, although the actual timing may vary based upon a number of factors.

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  a Phase 2, open-label, single-arm, multi-center trial of FOLOTYN with vitamin B12 and folic acid supplementation in patients with advanced or metastatic relapsed TCC of the urinary bladder. We initiated patient enrollment in this trial in July 2008. The trial will seek to enroll up to 41 patients in up to 20 investigative sites worldwide.

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  a Phase 1/2a, open-label, multi-center trial of FOLOTYN and gemcitabine with vitamin B12 and folic acid supplementation in patients with relapsed or refractory NHL and Hodgkin's disease. We initiated patient enrollment in this trial in May 2007. In July 2009, we completed patient enrollment in the Phase 1 portion of this trial and initiated enrollment in the Phase 2a portion of the trial to assess the efficacy and safety of two different schedules of this combination in patients with NHL, both B-cell and T-cell, as well as in patients with Hodgkin's lymphoma.

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  a Phase 1, open-label, multi-center trial of FOLOTYN with vitamin B12 and folic acid supplementation in patients with relapsed or refractory cutaneous T-cell lymphoma. We initiated patient enrollment in this trial in August 2007. We plan to enroll up to 56 evaluable patients in the trial with the objective of determining the optimal dose and safety profile, including at least 20 patients at what we believe to be the optimal dose and schedule.

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  a Phase 1/2, open-label, single-center trial of FOLOTYN with vitamin B12 and folic acid supplementation in patients with relapsed or refractory NHL and Hodgkin's disease. This trial is currently focused on exploring alternate dosing and administration schedules in patients with B-cell lymphoma to further evaluate FOLOTYN's potential clinical utility in this setting.

        In addition to our ongoing NSCLC and bladder cancer studies, we are evaluating the potential future development of FOLOTYN for other solid tumor indications, including Stage IV breast cancer and Stage III/IV head and neck cancer, among others. There can be no assurances that we will pursue the development of FOLOTYN for one or more of these indications or that such development efforts will ultimately be successful.

        In addition to the treatment of T-cell lymphoma, the FDA has awarded orphan drug status to FOLOTYN for the treatment of patients with follicular lymphoma and diffuse large B-cell lymphoma. In addition to the treatment of PTCL, the EMEA has granted Orphan Medicinal Product Designation to FOLOTYN for the treatment of non-papillary TCC of the urinary bladder.

FOLOTYN license agreement

        In December 2002, we entered into a license agreement with Memorial Sloan-Kettering Cancer Center, SRI International and Southern Research Institute, as amended, under which we obtained exclusive worldwide rights to a portfolio of patents and patent applications related to FOLOTYN and its uses. Under the terms of the agreement, we paid an up-front license fee of $2.0 million upon execution of the agreement and are also required to make an additional milestone payment of $3.5 million upon regulatory approval to market FOLOTYN in the Europe. To date, we have made aggregate milestone payments of $2.5 million based on the passage of time. Additionally, in May and September 2009, we made milestone payments of $1.5 million based on the FDA accepting our NDA for review and $5.8 million based on the FDA approval to market FOLOTYN, respectively. The up-front license fee and all milestone payments under the agreement have been or will be recorded to research and development expense when incurred. Under the terms of the agreement, we are required to fund all development programs and will have sole responsibility for all commercialization activities. In addition, we will pay the licensors a royalty based on a percentage of net revenues arising from sales of the product or sublicense revenues arising from sublicensing the product, if and when such sales or sublicenses occur.

Corporate Information

        We are a Delaware corporation with our principal executive offices located at 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. Our telephone number is (303) 426-6262. Our website is located at www.allos.com. We have not incorporated by reference into this prospectus supplement or the accompanying prospectus the information on our website, and you should not consider it to be a part of this document. Our website address is included in this document as an inactive textual reference only.

The Offering

Common stock we are offering	14,000,000 shares
Common stock to be outstanding after the offering	103,389,188 shares
Use of proceeds
We currently intend to use the net proceeds from this offering primarily for activities relating to the commercialization of FOLOTYN, preclinical research and clinical development of FOLOTYN, and general corporate purposes. See "Use of Proceeds" on page S-31.
Risk factors
See "Risk Factors" beginning on page S-9, the other information included in this prospectus and the documents incorporated by reference in this prospectus for a discussion of factors you should carefully consider before deciding to invest in shares of our common stock.
NASDAQ Global Market symbol	ALTH

        The number of shares of common stock to be outstanding immediately after this offering as shown above is based on 89,389,188 shares of common stock outstanding on June 30, 2009. This number excludes, as of June 30, 2009:

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  8,995,911 shares of common stock issuable upon exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $5.57 per share;

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  164,981 restricted stock units issued under our 2008 Equity Incentive Plan;

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  2,245,300 shares of common stock available for sale under our 2001 Employee Stock Purchase Plan; and

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  8,528,679 shares of common stock available for grant under our 2008 Equity Incentive Plan.

        Unless otherwise stated, outstanding share information throughout this prospectus supplement excludes such outstanding options to purchase shares of common stock. Except as otherwise indicated, all information in this prospectus supplement assumes no exercise by the underwriters of their option to purchase up to an additional 2,100,000 shares of common stock to cover over-allotments.

Risk Factors

        Investing in our common stock involves a high degree of risk. Before deciding whether to invest in our common stock, you should consider carefully the risks described below and discussed under the section captioned "Risk Factors" contained in our Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2009, which are incorporated by reference in this prospectus supplement and the accompanying prospectus in their entirety, together with other information in this prospectus supplement, the accompanying prospectus, the information and documents incorporated by reference, and in any free writing prospectus that we have authorized for use in connection with this offering. If any of the following risks actually occur, they may materially harm our business, financial condition, operating results and cash flow. As a result, the market price of our common stock could decline, and you could lose all or part of your investment. Additional risks and uncertainties that are not yet identified or that we think are immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Relating to our Business

We have a history of net losses and an accumulated deficit, and we may never generate significant revenue or achieve or maintain profitability in the future.

        Since our inception in 1992, we have not generated any revenue from product sales and have experienced significant net losses and negative cash flows from operations. To date, we have financed our operations primarily through the public and private sale of securities. For the six months ended June 30, 2009, we had a net loss of $32.0 million. As of June 30, 2009, we had accumulated a deficit during our development stage of $331.6 million. We have incurred these losses principally from costs incurred in our research and development programs, clinical manufacturing and from our marketing, general and administrative expenses. We may continue incurring net losses for the foreseeable future. Our ability to generate revenue and achieve profitability is dependent on our ability, alone or with partners, to successfully commercialize FOLOTYN for the treatment of patients with relapsed or refractory PTCL, conduct clinical trials and obtain the necessary regulatory approvals to market FOLOTYN for additional indications, and supply our clinical and commercial requirements of FOLOTYN bulk drug substance and formulated drug product. We may never generate significant revenue from product sales or become profitable. We expect to continue to spend substantial amounts on research and development, including amounts spent on conducting clinical trials and seeking additional regulatory approvals for FOLOTYN, and commercializing FOLOTYN for the treatment of relapsed or refractory PTCL.

Our near-term prospects are dependent on FOLOTYN. If we are unable to successfully commercialize FOLOTYN for the treatment of patients with relapsed or refractory PTCL, our ability to generate significant revenue or achieve profitability will be adversely affected.

        On September 24, 2009, the FDA granted accelerated approval of FOLOTYN for the treatment of patients with relapsed or refractory PTCL. This indication is based on overall response rate. Clinical benefit such as improvement in progression free survival or overall survival has not been demonstrated. As a condition of approval, the FDA is requiring us to conduct several post-approval clinical studies. FOLOTYN is our only product approved for marketing by the FDA and our ability to generate revenue in the near term is entirely dependant upon sales of FOLOTYN, which we have not yet commenced.

        We may not be able to successfully commercialize FOLOTYN for a number of reasons, including:

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  we may not be able to establish or demonstrate in the medical community the safety and efficacy of FOLOTYN and its potential advantages over existing and newly developed therapeutic products;

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  doctors may be hesitant to prescribe FOLOTYN until results from our Phase 3 post-approval studies are available or other long term data regarding efficacy and safety exists;

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  results from our Phase 3 post-approval studies may fail to verify the clinical benefit of FOLOTYN for the treatment of T-cell lymphoma;

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  our limited experience in marketing, selling and distributing products;

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  reimbursement and coverage policies of government and private payors such as Medicare, Medicaid, insurance companies, health maintenance organizations and other plan administrators;

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  the relative price of FOLOTYN as compared to alternative treatment options;

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  we may not have adequate financial or other resources to successfully commercialize FOLOTYN;

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  we may not be able to manufacture FOLOTYN in commercial quantities or at acceptable costs; and

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  the receipt of timely regulatory approval for additional indications that we are studying.

If we are unable to develop adequate sales, marketing or distribution capabilities or enter into agreements with third parties to perform some of these functions, we will not be able to commercialize FOLOTYN effectively.

        The approval of FOLOTYN for the treatment of patients with relapsed or refractory PTCL is our first U.S. indication. Accordingly, we have limited experience in sales, marketing and distribution. Although we are currently in the process of developing our sales, marketing and distribution capabilities, we may not be able to establish these capabilities on our own or enter into necessary or desirable arrangements with third parties in a timely manner or on acceptable terms. Additionally, building sales, marketing and distribution capabilities may be more expensive than we anticipate, requiring us to divert capital from other intended purposes or preventing us from building our sales, marketing and distribution capabilities to the desired levels. To be successful we must:

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  recruit and retain adequate numbers of effective sales personnel;

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  effectively train our sales personnel in the benefits of FOLOTYN;

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  establish and maintain successful sales and marketing and education programs that encourage physicians to recommend FOLOTYN to their patients; and

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  manage geographically disbursed sales and marketing operations.

        We intend to enter into co-promotion or out-licensing arrangements with other pharmaceutical or biotechnology partners where necessary to reach foreign market segments that are not reachable by a U.S.-based direct sales organization or when deemed strategically and economically advisable. To the extent that we enter into co-promotion or other licensing arrangements, our product revenues are likely to be lower than if we directly marketed and sold FOLOTYN, and some or all of the revenues we receive will depend upon the efforts of third parties, which may not be successful. If we are unable to develop and maintain adequate sales, marketing and distribution capabilities, independently or with others, we may not be able to generate product revenue and may not become profitable.

Even though we have received approval to market FOLOTYN for the treatment of patients with relapsed or refractory PTCL, we are subject to ongoing regulatory obligations and review, including post-approval requirements.

        FOLOTYN was approved for the treatment of patients with relapsed or refractory PTCL under the FDA's accelerated approval program, which allows the FDA to approve products for cancer or other life threatening diseases based on initial positive clinical data. Under these provisions, we are subject to certain post-approval requirements pursuant to which we have agreed to conduct two randomized Phase 3 trials to verify and describe FOLOTYN's clinical benefit in patients with T-cell lymphoma. The FDA has also required that we conduct two Phase 1 trials to assess whether FOLOTYN poses a serious risk of altered drug levels resulting from organ impairment. Failure to complete the studies or adhere to the timelines set by the FDA could result in penalties, including fines or withdrawal of FOLOTYN from the market. The FDA may also initiate proceedings to withdraw approval if our Phase 3 studies fail to verify clinical benefit. Further, the FDA may require us to strengthen the warnings and precautions section of the FOLOTYN package insert based on the results of the Phase 1 studies. We are also subject to additional, continuing post-approval regulatory obligations, including the possibility of additional clinical studies required by the FDA, safety reporting requirements and regulatory oversight of the promotion and marketing of FOLOTYN.

        In addition, we or our third-party manufacturers are required to adhere to regulations setting forth the FDA's current Good Manufacturing Practices, or cGMP. These regulations cover all aspects of the manufacturing, storage, testing, quality control and record keeping relating to FOLOTYN. Furthermore, we or our third-party manufacturers will be subject to periodic inspection by the FDA and foreign regulatory authorities to ensure strict compliance with cGMP or other applicable government regulations and corresponding foreign standards. We do not have control over a third-party manufacturer's compliance with these regulations and standards. If we or our third-party manufacturers fail to comply with applicable regulatory requirements, we may be subject to fines, suspension, modification or withdrawal of regulatory approvals, product recalls, seizure of products, operating restrictions and criminal prosecution.

The status of coverage and reimbursement from third-party payors for newly approved health care drugs is uncertain and failure to obtain adequate coverage and reimbursement could limit our ability to generate revenue.

        Our ability to successfully commercialize FOLOTYN for the treatment of patients with relapsed or refractory PTCL or for other future indications will depend, in part, on the extent to which coverage and reimbursement for FOLOTYN is available from government and health administration authorities, private health insurers, managed care programs and other third-party payors. Significant uncertainty exists as to the coverage and reimbursement of newly approved health care products.

        Healthcare providers and third-party payors use coding systems to identify diagnoses, procedures, services, drugs, pharmaceutical devices, equipment and other health-related items and services. Proper coding is an integral component to receiving appropriate reimbursement for the administration of FOLOTYN and related services. The majority of payors use nationally recognized code sets to report medical conditions, services and drugs. Although we are in the process of applying for permanent reimbursement codes for FOLOTYN, healthcare providers prescribing FOLOTYN will initially be required to submit claims for reimbursement using temporary miscellaneous codes, which may result in payment delays or incorrect payment levels. We are also in the process of applying for transitional pass-through status which would enable FOLOTYN to be reimbursed under the hospital outpatient prospective payment system. We cannot predict at this time whether our customers will receive adequate reimbursement for FOLOTYN, nor can we predict whether FOLOTYN will receive permanent reimbursement codes or transitional pass-through status in the future.

        Third-party payors, including Medicare, are challenging the prices charged for medical products and services. Government and other third-party payors increasingly are attempting to contain health care costs by limiting both coverage and the level of reimbursement for new drugs and by refusing, in some cases, to provide coverage for uses of approved products for disease conditions for which the FDA has not granted labeling approval. Third-party insurance coverage may not be available to patients for FOLOTYN. If government and other third-party payors do not provide adequate coverage and reimbursement levels for FOLOTYN, FOLOTYN's market acceptance may be adversely affected.

We have limited market research upon which to evaluate the potential commercial acceptance of FOLOTYN.

        Based on the results of our market research, we believe the FOLOTYN package insert aligns with physicians' treatment priorities and is likely to support the trial, use and adoption of FOLOTYN for the treatment of patients with relapsed or refractory PCTL. The market research we have performed is limited in scope and represents physicians' impressions of a product profile similar to that of FOLOTYN. However, physicians responding to the survey were not aware that the product in question was FOLOTYN. We cannot assure you that the results of this market research are indicative of the response we might receive from a broader selection of physicians, or that these same physicians, when provided with the name of the actual product, would respond in a similar manner. Moreover, these results are based on physicians' impressions formed from a description of the product, and not actual results from prescription of the product, which could result in different responses from those same or other physicians.

If we fail to comply with healthcare fraud and abuse laws, we could face substantial penalties and our business, operations and financial condition could be adversely affected.

        As a biopharmaceutical company, even though we do not and will not control referrals of health care services or bill directly to Medicare, Medicaid or other third-party payors, certain federal and state healthcare laws and regulations pertaining to fraud and abuse will be applicable to our business. These laws and regulations, include, among others:

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  the federal Anti-Kickback statute, which prohibits, among other things, persons from soliciting, receiving or providing remuneration, directly or indirectly, to induce either the referral of an individual for an item or service or the purchasing or ordering of a good or service, for which payment may be made under federal health care programs such as the Medicare and Medicaid programs;

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  federal false claims laws that prohibit, among other things, individuals or entities from knowingly presenting, or causing to be presented, claims for payment from Medicare, Medicaid, or other third-party payors that are false or fraudulent;

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  the federal Health Insurance Portability and Accountability Act of 1996, or HIPAA, which prohibits executing a scheme to defraud any healthcare benefit program or making false statements relating to healthcare matters and which also imposes certain requirements relating to the privacy, security and transmission of individually identifiable health information;

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  federal self-referral laws, such as STARK, which prohibit a physician from making a referral to a provider of certain health services with which the physician or the physician's family member has a financial interest; and

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  state law equivalents of each of the above federal laws, such as anti-kickback and false claims laws that may apply to items or services reimbursed by any third-party payor, including commercial insurers, and state laws governing the privacy of health information in certain circumstances, many of which differ from each other in significant ways and often are not preempted by HIPAA.

        Although there are a number of statutory exemptions and regulatory safe harbors protecting certain common activities from prosecution under the federal Anti-Kickback statute, the exemptions and safe harbors are drawn narrowly, and practices that involve remuneration intended to induce prescriptions, purchases or recommendations may be subject to scrutiny if they do not qualify for an exemption or safe harbor. Our practices may not in all cases meet all of the criteria for safe harbor protection from anti-kickback liability.

        If our operations are found to be in violation of any of the laws described above or any other governmental regulations that apply to us, we may be subject to penalties, including civil and criminal penalties, damages, fines and the curtailment or restructuring of our operations. Any penalties, damages, fines, curtailment or restructuring of our operations could adversely affect our ability to operate our business and our financial results. Although compliance programs can mitigate the risk of investigation and prosecution for violations of these laws, the risks cannot be entirely eliminated. Any action against us for violation of these laws, even if we successfully defend against it, could cause us to incur significant legal expenses and divert our management's attention from the operation of our business. Moreover, achieving and sustaining compliance with all applicable federal and state fraud and abuse laws may be costly.

If our competitors develop and market products that are more effective than FOLOTYN, our commercial opportunity will be reduced or eliminated.

        Even though we have obtained approval to market FOLOTYN for the treatment of patients with relapsed or refractory PTCL, our commercial opportunity will be reduced or eliminated if our competitors develop and market products that are more effective, have fewer side effects or are less expensive than FOLOTYN for this or any other potential indication. Our potential competitors include large, fully-integrated pharmaceutical companies and more established biotechnology companies, both of which have significant resources and expertise in research and development, manufacturing, testing, obtaining regulatory approvals and marketing. Academic institutions, government agencies, and other public and private research organizations conduct research, seek patent protection and establish collaborative arrangements for research, development, manufacturing and marketing. It is possible that competitors will succeed in developing technologies that are more effective than those being developed by us or that would render our technology obsolete or noncompetitive.

We cannot predict when or if we will obtain regulatory approval to market FOLOTYN in the U.S. for any additional indications or in any other countries.

        We are subject to stringent regulations with respect to product safety and efficacy by various international, federal, state and local authorities. FOLOTYN has not been approved for marketing in the United States for any indication other than the treatment of patients with relapsed or refractory PTCL. In addition, FOLOTYN has not been approved for marketing for this or any other indication in any other country. A pharmaceutical product cannot be marketed in the United States or most other countries until it has completed a rigorous and extensive regulatory review and approval process. Satisfaction of regulatory requirements typically takes many years, is dependent upon the type, complexity and novelty of the product and requires the expenditure of substantial resources. Of particular significance are the requirements covering research and development, preclinical and clinical testing, manufacturing, quality control, labeling and promotion of drugs for human use. We may not obtain the necessary regulatory approvals to market FOLOTYN in the United States for any additional indications or in any other countries. If we fail to obtain or maintain regulatory approvals to market FOLOTYN in the U.S. for any additional indications or in any other countries, our ability to generate significant revenue or achieve profitability may be adversely affected.

Reports of adverse events or safety concerns involving FOLOTYN or in related technology fields or other companies' clinical trials of similar small molecule chemotherapeutic agents could delay or prevent us from obtaining or maintaining regulatory approval or negatively impact public perception of FOLOTYN.

        FOLOTYN may produce serious adverse events. These adverse events could interrupt, delay or halt clinical trials of FOLOTYN, including the FDA-required post-approval studies, and could result in the FDA or other regulatory authorities denying or withdrawing approval of FOLOTYN for any or all indications, including for the treatment of patients with relapsed or refractory PTCL. An independent data safety monitoring board, the FDA, other regulatory authorities or we may suspend or terminate clinical trials at any time. We cannot assure you that FOLOTYN will be safe for human use.

        At present, there are a number of clinical trials being conducted by other pharmaceutical companies involving small molecule chemotherapeutic agents. If other pharmaceutical companies announce that they observed frequent adverse events or unknown safety issues in their trials involving compounds similar to, or competitive with, FOLOTYN, we could encounter delays in the timing of our clinical trials or difficulties in obtaining or maintaining the necessary regulatory approvals for FOLOTYN. In addition, the public perception of FOLOTYN might be adversely affected, which could harm our business and results of operations and cause the market price of our common stock to decline, even if the concern relates to another company's product or product candidate.

If FOLOTYN fails to meet safety or efficacy endpoints in clinical trials for additional indications, it will not receive regulatory approval and we will be unable to market FOLOTYN for those indications studied.

        We have ongoing clinical trials involving FOLOTYN and plan to initiate additional trials to evaluate FOLOTYN's potential clinical utility in other hematologic malignancies and solid tumor indications. FOLOTYN may not prove to be safe and efficacious in clinical trials for other indications and may not meet all of the applicable regulatory requirements needed to receive regulatory approval for those indications. The clinical development and regulatory approval process is expensive and takes many years. Failure can occur at any stage of development, and the timing of any regulatory approval cannot be accurately predicted. In addition, failure to comply with the FDA and other applicable U.S. and foreign regulatory requirements applicable to clinical trials may subject us to administrative or judicially imposed sanctions.

        As part of the regulatory approval process, we must conduct clinical trials for FOLOTYN and any other product candidate to demonstrate safety and efficacy to the satisfaction of the FDA and other regulatory authorities abroad. The number and design of clinical trials that will be required varies depending on the product candidate, the condition being evaluated, the trial results and regulations applicable to any particular product candidate. The design of our FOLOTYN clinical trials is based on many assumptions about the expected effect of FOLOTYN, and if those assumptions prove incorrect, the clinical trials may not demonstrate the safety or efficacy of FOLOTYN. Preliminary results may not be confirmed upon full analysis of the detailed results of a trial, and prior clinical trial program designs and results may not be predictive of future clinical trial designs or results. Product candidates in later stage clinical trials may fail to show the desired safety and efficacy despite having progressed through initial clinical trials with acceptable endpoints. For example, we terminated the development of EFAPROXYN, one of our former product candidates, when it failed to demonstrate statistically significant improvement in overall survival in the targeted patients in a Phase 3 clinical trial. If FOLOTYN fails to show clinically significant benefits in any clinical trial or for any particular indication, it may not be approved for marketing for such indication. Additionally, if FOLOTYN is demonstrated to be unsafe in clinical trials for other indications, such demonstration could negatively impact FOLOTYN's existing approval for the treatment of patients with relapsed or refractory PTCL.

        Even if we achieve positive interim results in clinical trials, these results do not necessarily predict final results, and acceptable results in early trials may not be repeated in later trials. Data obtained from preclinical and clinical activities are susceptible to varying interpretations that could delay, limit or prevent regulatory clearances, and the FDA can request that we conduct additional clinical trials. A number of companies in the pharmaceutical industry have suffered significant setbacks in advanced clinical trials, even after promising results in earlier trials. In addition, negative or inconclusive results or adverse medical events during a clinical trial could cause a clinical trial to be repeated or terminated. Also, failure to construct clinical trial protocols to screen patients for risk profile factors relevant to the trial for purposes of segregating patients into the patient populations treated with the drug being tested and the control group could result in either group experiencing a disproportionate number of adverse events and could cause a clinical trial to be repeated or terminated. If we have to conduct additional clinical trials for FOLOTYN for any particular indication, it will significantly increase our expenses and may delay marketing of FOLOTYN for such indication.

Even if FOLOTYN meets safety and efficacy endpoints in clinical trials for additional indications, regulatory authorities may not approve FOLOTYN, or we may face post-approval problems that require withdrawal of FOLOTYN from the market.

        We will not be able to market FOLOTYN in the United States for any additional indications or in any other countries for any indications until we have obtained the necessary regulatory approvals. Our receipt of approval of FOLOTYN in the United States for the treatment of patients with relapsed or refractory PTCL does not guarantee that we will obtain regulatory approval to market FOLOTYN in the United States for any additional indications or in any other countries. We have limited experience in filing and pursuing applications necessary to gain regulatory approvals, which may place us at risk of delays, overspending and human resources inefficiencies.

        FOLOTYN may not be approved for any additional indications even if it achieves its endpoints in clinical trials. Regulatory agencies, including the FDA, or their advisors, may disagree with our interpretations of data from preclinical studies and clinical trials. The FDA has substantial discretion in the approval process, and when or whether regulatory approval will be obtained for any drug we develop. Regulatory agencies also may approve a product candidate for fewer conditions than requested or may grant approval subject to the performance of post-approval studies or risk evaluation and mitigation strategies for a product candidate. In addition, regulatory agencies may not approve the labeling claims that are necessary or desirable for the successful commercialization of FOLOTYN.

        Following regulatory approval for any additional indication, FOLOTYN may later produce adverse events that limit or prevent its widespread use or that force us to withdraw FOLOTYN from the market for that indication or other indications. In addition, a marketed product continues to be subject to strict regulation after approval and may be required to undergo post-approval studies. For example, we are required to conduct two randomized Phase 3 trials to verify and describe FOLOTYN's clinical benefit in patients with T-cell lymphoma as well as two Phase 1 trials to assess whether FOLOTYN poses a serious risk of altered drug levels resulting from organ impairment. Any unforeseen problems with an approved product, any failure to meet the post-approval study requirements or any violation of regulations could result in restrictions on the product, including its withdrawal from the market. Any delay in or failure to obtain or maintain regulatory approvals for FOLOTYN in the United States for any additional indication or in any other countries could harm our business and prevent us from ever generating significant revenues or achieving profitability.

We may experience delays in our clinical trials that could adversely affect our financial position and our commercial prospects.

        We do not know when our current clinical trials will be completed, if at all. We also cannot accurately predict when other planned clinical trials will begin or be completed. Many factors affect patient enrollment, including the size of the patient population, the proximity of patients to clinical sites, the eligibility criteria for the trial, competing clinical trials and new drugs approved for the conditions we are investigating. Other companies are conducting clinical trials and have announced plans for future trials that are seeking or likely to seek patients with the same diseases as those we are studying. Competition for patients in some cancer trials is particularly intense because of the limited number of leading specialist physicians and the geographic concentration of major clinical centers.

        As a result of the numerous factors that can affect the pace of progress of clinical trials, our trials may take longer to enroll patients than we anticipate, if they can be completed at all. Delays in patient enrollment in the trials may increase our costs and slow our product development and approval process. Our product development costs will also increase if we need to perform more or larger clinical trials than planned. If other companies' product candidates show favorable results, we may be required to conduct additional clinical trials to address changes in treatment regimens or for our products to be commercially competitive. Any delays in completing our clinical trials will delay our ability to obtain regulatory approval to market FOLOTYN in the United States for any additional indications or in any other countries, which may adversely affect our ability to generate significant revenues or achieve profitability.

We may be required to suspend, repeat or terminate our clinical trials if they are not conducted in accordance with regulatory requirements, the results are negative or inconclusive or the trials are not well designed.

        Clinical trials must be conducted in accordance with the FDA's current Good Clinical Practices or other applicable foreign government guidelines and are subject to oversight by the FDA, other foreign governmental agencies and Institutional Review Boards at the medical institutions where the clinical trials are conducted. In addition, clinical trials must be conducted with product candidates produced under cGMP and may require large numbers of test subjects. Clinical trials may be suspended by the FDA, other foreign governmental agencies, or us for various reasons, including:

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  deficiencies in the conduct of the clinical trials, including failure to conduct the clinical trial in accordance with regulatory requirements or clinical protocols;

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  deficiencies in the clinical trial operations or trial sites;

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  the product candidate may have unforeseen adverse side effects;

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  the time required to determine whether the product candidate is effective may be longer than expected;

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  fatalities or other adverse events arising during a clinical trial due to medical problems that may not be related to clinical trial treatments;

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  the product candidate may not appear to be more effective than current therapies;

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  the quality or stability of the product candidate may fall below acceptable standards; or

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  insufficient quantities of the product candidate to complete the trials.

        In addition, changes in regulatory requirements and guidance may occur and we may need to amend clinical trial protocols to reflect these changes. Amendments may require us to resubmit our clinical trial protocols to Institutional Review Boards for reexamination, which may impact the costs, timing or successful completion of a clinical trial. Due to these and other factors, FOLOTYN could take a significantly longer time to gain regulatory approval for any additional indications than we expect or we may never gain approval for additional indications, which could reduce or eliminate our revenue by delaying or terminating the commercialization of FOLOTYN for additional indications.

Due to our reliance on contract research organizations and other third parties to conduct our clinical trials, we are unable to directly control the timing, conduct and expense of our clinical trials.

        We rely primarily on third parties to conduct our clinical trials. As a result, we have had and will continue to have less control over the conduct of our clinical trials, the timing and completion of the trials, the required reporting of adverse events and the management of data developed through the trial than would be the case if we were relying entirely upon our own staff. Communicating with outside parties can also be challenging, potentially leading to mistakes as well as difficulties in coordinating activities. Outside parties may have staffing difficulties, may undergo changes in priorities or may become financially distressed, any of which may adversely affect their willingness or ability to conduct our trials. We may experience unexpected cost increases that are beyond our control. Problems with the timeliness or quality of the work of a contract research organization may lead us to seek to terminate the relationship and use an alternative service provider. However, making this change may be costly and may delay our trials, and contractual restrictions may make such a change difficult or impossible. Additionally, it may be impossible to find a replacement organization that can conduct our trials in an acceptable manner and at an acceptable cost.

We will need to raise additional capital to support our future operations. If we fail to obtain the capital necessary to fund our operations, we will be unable to successfully develop or commercialize FOLOTYN.

        Based upon the current status of our product development plans, we believe that our cash, cash equivalents, and investments in marketable securities as of June 30, 2009, should be adequate to support our operations through at least the next 12 months, although there can be no assurance that this can, in fact, be accomplished. We anticipate continuing our current development programs and beginning other long-term development projects involving FOLOTYN, including the post-approval clinical studies required by for FOLOTYN. These projects may require many years and substantial expenditures to complete and may ultimately be unsuccessful. In addition, we expect to incur significant costs relating to the commercialization of FOLOTYN, including costs related to the development of our sales and marketing, medical affairs and manufacturing operations. Therefore, we will need to raise additional capital to support our future operations. Our actual capital requirements will depend on many factors, including:

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  the timing and costs associated with developing our sales and marketing, medical affairs and manufacturing operations for the commercialization of FOLOTYN;

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  the timing and costs associated with manufacturing clinical and commercial supplies of FOLOTYN;

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  the timing and amount of revenues generated by our business activities, if any;

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  the timing and costs associated with conducting preclinical and clinical development of FOLOTYN, as well as our evaluation of, and decisions with respect to, additional therapeutic indications for which we may develop FOLOTYN;

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  the timing and costs associated with completing the post-approval clinical studies required by the FDA;

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  the timing, costs and potential revenue associated with any co-promotion or other partnering arrangements entered into to commercialize FOLOTYN; and

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  our evaluation of, and decisions with respect to, potential in-licensing or product acquisition opportunities or other strategic alternatives.

        We may seek to obtain this additional capital through equity or debt financings, arrangements with corporate partners, or from other sources. Such financings or arrangements, if successfully consummated, may be dilutive to our existing stockholders. However, there is no assurance that additional financing will be available when needed, or that, if available, we will obtain such financing on terms that are favorable to our stockholders or us. In particular, the current instability in the global financial markets and lack of liquidity in the credit and capital markets may adversely affect our ability to secure adequate capital to support our future operations. In the event that additional funds are obtained through arrangements with collaborative partners or other sources, such arrangements may require us to relinquish rights to some of our technologies, product candidates or products under development, which we might otherwise seek to develop or commercialize ourselves on terms that are less favorable than might otherwise be available. If we are unable to generate meaningful amounts of revenue from future product sales, if any, or cannot otherwise raise sufficient additional funds to support our operations, we may be required to delay, reduce the scope of or eliminate one or more of our development programs and our business and future prospects for revenue and profitability may be harmed.

Budget constraints may force us to delay our efforts to develop FOLOTYN for additional indications while we complete the post-approval clinical studies required by the FDA, which may prevent us from commercializing FOLOTYN for all desired indications as quickly as possible.

        Because we have limited resources, and because research and development is an expensive process, we must regularly assess the most efficient allocation of our research and development budget. In particular, our approval of FOLOTYN in patients with relapsed or refractory PTCL is conditioned upon us undertaking two additional Phase 3 studies and two additional Phase 1 studies which will result in significant additional expense. As a result of our limited resources, we may have to prioritize development of FOLOTYN for additional indications and may not be able to fully realize the value of FOLOTYN for other indications in a timely manner, if at all.

We do not have manufacturing facilities or capabilities and are dependent on third parties to fulfill our manufacturing needs, which could result in the delay of clinical trials, regulatory approvals, product introductions and commercial sales.

        We are dependent on third parties for the manufacture and storage of FOLOTYN for clinical trials and for commercial sale. If we are unable to contract for a sufficient supply of FOLOTYN on acceptable terms, or if we encounter delays or difficulties in the manufacturing process or our relationships with our manufacturers, we may not have sufficient product to conduct or complete our clinical trials or support commercial requirements for FOLOTYN.

        FOLOTYN is cytotoxic, which requires the manufacturers of FOLOTYN to have specialized equipment and safety systems to handle such a substance. In addition, the starting materials for FOLOTYN require custom preparations, which require us to manage an additional set of suppliers to obtain the needed supplies of FOLOTYN.

        We have entered into arrangements with one third-party manufacturer to produce FOLOTYN bulk drug substance and two third-party manufacturers to produce FOLOTYN formulated drug product. We believe these third-party manufacturers have the capability to meet our clinical trial and commercial requirement with respect to FOLOTYN's current approval for marketing in the United States. However, these contract manufacturers have not supplied us with commercial quantities in the past and we cannot assure you that they will be able to meet our commercial requirements in the future. In addition, we are in the process of establishing additional supply agreements for the commercial production of FOLOTYN bulk drug substance and formulated drug product. However, given our current lack of formal supply agreements and the fact that in many cases our components are supplied by a single source, our third-party manufacturers may not be able to fulfill our potential commercial needs or meet our deadlines, or the components they supply to us may not meet our specifications and quality policies and procedures. If we need to find an alternative supplier of FOLOTYN or its components, we may not be able to contract for those components on acceptable terms, if at all. Any such failure to supply or delay caused by such suppliers would have an adverse effect on our ability to continue clinical development of FOLOTYN or commercialize FOLOTYN.

        Our current or future manufacturers may be unable to accurately and reliably manufacture commercial quantities of FOLOTYN at reasonable costs, on a timely basis and in compliance with the FDA's cGMP. If our current or future contract manufacturers fail in any of these respects, our ability to timely complete our clinical trials, obtain or maintain required regulatory approvals and successfully commercialize FOLOTYN may be materially and adversely affected. This risk may be heightened with respect to FOLOTYN as there are a limited number of fill/finish manufacturers with the ability to handle cytotoxic products such as FOLOTYN. Our reliance on contract manufacturers exposes us to additional risks, including:

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  our current and future manufacturers are subject to ongoing, periodic, unannounced inspections by the FDA and corresponding state and international regulatory authorities for compliance with strictly enforced cGMP regulations and similar state and foreign standards, and we do not have control over our contract manufacturers' compliance with these regulations and standards;

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  our manufacturers may not be able to comply with applicable regulatory requirements, which would prohibit them from manufacturing products for us;

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  our manufacturers may have staffing difficulties, may undergo changes in control or may become financially distressed, adversely affecting their willingness or ability to manufacture products for us;

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  our manufacturers might not be able to fulfill our commercial needs, which would require us to seek new manufacturing arrangements and may result in substantial delays in meeting market demands;

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  if we need to change to other commercial manufacturing contractors, the FDA and comparable foreign regulators must approve our use of any new manufacturer, which would require additional testing, regulatory filings and compliance inspections, and the new manufacturers would have to be educated in, or themselves develop substantially equivalent processes necessary for, the production of our products; and

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  we may not have intellectual property rights, or may have to share intellectual property rights, to any improvements in the manufacturing processes or new manufacturing processes for our products.

        Any of these factors could result in the delay of clinical trials, regulatory submissions, required approvals or commercialization of FOLOTYN. They could also entail higher costs and result in our being unable to effectively commercialize FOLOTYN.

If we are unable to effectively protect our intellectual property, we will be unable to prevent third parties from using our technology, which would impair our competitiveness and ability to commercialize FOLOTYN. In addition, enforcing our proprietary rights may be expensive and result in increased losses.

        Our success will depend in part on our ability to obtain and maintain meaningful patent protection for FOLOTYN, both in the United States and in other countries. We rely on patents to protect a large part of our intellectual property and our competitive position. Any patents issued to or licensed by us could be challenged, invalidated, infringed, circumvented or held unenforceable, based on, among other things, obviousness, inequitable conduct, anticipation or enablement. In addition, it is possible that no patents will issue on any of our licensed patent applications. It is possible that the claims in patents that have been issued or licensed to us or that may be issued or licensed to us in the future will not be sufficiently broad to protect our intellectual property or that the patents will not provide protection against competitive products or otherwise be commercially valuable. Failure to obtain and maintain adequate patent protection for our intellectual property would impair our ability to be commercially competitive.

        Our commercial success will also depend in part on our ability to commercialize FOLOTYN without infringing patents or other proprietary rights of others or breaching the licenses granted to us. We may not be able to obtain a license to third-party technology that we may require to conduct our business or, if obtainable, we may not be able to license such technology at a reasonable cost. If we fail to obtain a license to any technology that we may require to commercialize FOLOTYN, or fail to obtain a license at a reasonable cost, we will be unable to commercialize FOLOTYN or to commercialize it at a price that will allow us to become profitable.

        In addition to patent protection, we also rely upon trade secrets, proprietary know-how and technological advances that we seek to protect through confidentiality agreements with our collaborators, employees, advisors and consultants. Our employees and consultants are required to enter into confidentiality agreements with us. We also enter into non-disclosure agreements with our collaborators and vendors, which agreements are intended to protect our confidential information delivered to third parties for research and other purposes. However, these agreements could be breached and we may not have adequate remedies for any breach, or our trade secrets and proprietary know-how could otherwise become known or be independently discovered by others.

        Furthermore, as with any pharmaceutical company, our patent and other proprietary rights are subject to uncertainty. Our patent rights related to FOLOTYN might conflict with current or future patents and other proprietary rights of others. For the same reasons, the products of others could infringe our patents or other proprietary rights. Litigation or patent interference proceedings, either of which could result in substantial costs to us, may be necessary to enforce any of our patents or other proprietary rights, or to determine the scope and validity or enforceability of other parties' proprietary rights. We may be dependent on third parties, including our licensors, for cooperation and information that may be required in connection with the defense and prosecution of our patents and other proprietary rights. The defense and prosecution of patent and intellectual property infringement claims are both costly and time consuming, even if the outcome is favorable to us. Any adverse outcome could subject us to significant liabilities to third parties, require disputed rights to be licensed from third parties, or require us to cease selling our future products. We are not currently a party to any patent or other intellectual property infringement claims.

We may explore strategic partnerships that may never materialize or may fail.

        We may, in the future, periodically explore a variety of possible strategic partnerships in an effort to gain access to additional product candidates or resources. At the current time, we cannot predict what form such a strategic partnership might take. We are likely to face significant competition in seeking appropriate strategic partners, and these strategic partnerships can be complicated and time consuming to negotiate and document. We may not be able to negotiate strategic partnerships on acceptable terms, or at all. We are unable to predict when, if ever, we will enter into any additional strategic partnerships because of the numerous risks and uncertainties associated with establishing strategic partnerships.

If we enter into one or more strategic partnerships, we may be required to relinquish important rights to and control over the development of FOLOTYN or otherwise be subject to unfavorable terms.

        Any future strategic partnerships we enter into could subject us to a number of risks, including:

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  we may be required to undertake the expenditure of substantial operational, financial and management resources in integrating new businesses, technologies and products;

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  we may be required to issue equity securities that would dilute our existing stockholders' percentage ownership;

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  we may be required to assume substantial actual or contingent liabilities;

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  we may not be able to control the amount and timing of resources that our strategic partners devote to the development or commercialization of FOLOTYN;

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  strategic partners may delay clinical trials, provide insufficient funding, terminate a clinical trial or abandon a product candidate, repeat or conduct new clinical trials or require a new version of a product candidate for clinical testing;

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  strategic partners may not pursue further development and commercialization of products resulting from the strategic partnering arrangement or may elect to discontinue research and development programs;

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  strategic partners may not commit adequate resources to the marketing and distribution of FOLOTYN or any other products, limiting our potential revenues from these products;

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  disputes may arise between us and our strategic partners that result in the delay or termination of the research, development or commercialization of FOLOTYN or any other product candidate or that result in costly litigation or arbitration that diverts management's attention and consumes resources;

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  strategic partners may experience financial difficulties;

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  strategic partners may not properly maintain or defend our intellectual property rights or may use our proprietary information in a manner that could jeopardize or invalidate our proprietary information or expose us to potential litigation;

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  business combinations or significant changes in a strategic partner's business strategy may also adversely affect a strategic partner's willingness or ability to complete its obligations under any arrangement;

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  strategic partners could independently move forward with a competing product candidate developed either independently or in collaboration with others, including our competitors; and

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  strategic partners could terminate the arrangement or allow it to expire, which would delay the development and may increase the cost of developing FOLOTYN or any other product candidate.

Health care reform measures could adversely affect our business.

        The business and financial condition of pharmaceutical and biotechnology companies are affected by the efforts of governmental and third-party payors to contain or reduce the costs of health care. In the United States and in foreign jurisdictions there have been, and we expect that there will continue to be, a number of legislative and regulatory proposals aimed at changing the health care system. For example, in some countries other than the United States, pricing of prescription drugs is subject to government control, and we expect proposals to implement similar controls in the United States to continue. Further, broad health care reform proposals are currently being considered by the U.S. Congress. We are unable to predict what additional legislation or regulation, if any, relating to the health care industry or third-party coverage and reimbursement may be enacted in the future or what effect such legislation or regulation would have on our business. The pendency or approval of such proposals or reforms could result in a decrease in our stock price or limit our ability to raise capital or to obtain strategic partnerships or licenses.

We may not obtain orphan drug exclusivity or we may not receive the full benefit of orphan drug exclusivity even if we obtain such exclusivity.

        The FDA has awarded orphan drug status to FOLOTYN for the treatment of patients with T-cell lymphoma, follicular lymphoma and diffuse large B-cell lymphoma. Under the Orphan Drug Act, the first company to receive FDA approval for pralatrexate for the designated orphan drug indication will obtain seven years of marketing exclusivity during which the FDA may not approve another company's application for pralatrexate for the same orphan indication. Because the FDA approved FOLOTYN for the treatment of patients with relapsed or refractory PTCL, we expect to receive seven years of marketing exclusivity for that indication. Orphan drug exclusivity would not prevent FDA approval of a different drug for the orphan indication or the same drug for a different indication. In addition, the FDA may void orphan drug exclusivity under certain circumstances.

If product liability lawsuits are successfully brought against us, we may incur substantial liabilities and may be required to limit commercialization of FOLOTYN.

        The testing and marketing of pharmaceutical products entail an inherent risk of product liability. Product liability claims might be brought against us by consumers or health care providers or by pharmaceutical companies or others selling our future products. If we cannot successfully defend ourselves against such claims, we may incur substantial liabilities or be required to limit the commercialization of FOLOTYN. We have obtained limited product liability insurance coverage for our human clinical trials and commercial sales of FOLOTYN. However, product liability insurance coverage is becoming increasingly expensive, and we may be unable to maintain such insurance coverage at a reasonable cost or in sufficient amounts to protect us against losses due to product liability. A successful product liability claim in excess of our insurance coverage could have a material adverse effect on our business, financial condition and results of operations.

Our success depends on retention of our President and Chief Executive Officer and other key personnel.

        We are highly dependent on our President and Chief Executive Officer, Paul L. Berns, and other members of our management team. We are named as the beneficiary on a term life insurance policy covering Mr. Berns in the amount of $10.0 million. We also depend on academic collaborators for each of our research and development programs. The loss of any of our key employees or academic collaborators could delay the development and commercialization of FOLOTYN or result in termination of our FOLOTYN development program in its entirety. Mr. Berns and others on our executive management team have employment agreements with us, but the agreements provide for "at-will" employment with no specified term. Our future success also will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel, as well as personnel with expertise in clinical testing, governmental regulation and commercialization of pharmaceutical products. We face competition for personnel from other companies, universities, public and private research institutions, government entities and other organizations. If we are unsuccessful in our recruitment and retention efforts, our business will be harmed.

        We also rely on consultants, collaborators and advisors to assist us in formulating and conducting our research. All of our consultants, collaborators and advisors are employed by other employers or are self-employed and may have commitments to or consulting contracts with other entities that may limit their ability to contribute to our company.

We cannot guarantee that we will be in compliance with all potentially applicable regulations.

        The development, manufacturing, and, if approved, pricing, marketing, sale and reimbursement of FOLOTYN, together with our general operations, are subject to extensive regulation by federal, state and other authorities within the United States and numerous entities outside of the United States. We have fewer employees than many other companies that have one or more product candidates in late stage clinical development and we rely heavily on third parties to conduct many important functions.

        As a publicly-traded company, we are subject to significant regulations including the Sarbanes Oxley Act of 2002. We cannot assure you that we are or will be in compliance with all potentially applicable regulations. If we fail to comply with the Sarbanes Oxley Act of 2002 or any other regulations, we could be subject to a range of consequences, including restrictions on our ability to sell equity securities or otherwise raise capital funds, the de-listing of our common stock from The NASDAQ Global Market, suspension or termination of our clinical trials, failure to obtain approval to market FOLOTYN, restrictions on future products or our manufacturing processes, significant fines, or other sanctions or litigation.

If our internal controls over financial reporting are not considered effective, our business and stock price could be adversely affected.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate the effectiveness of our internal controls over financial reporting as of the end of each fiscal year, and to include a management report assessing the effectiveness of our internal controls over financial reporting in our annual report on Form 10-K for that fiscal year. Section 404 also requires our independent registered public accounting firm to attest to, and report on, management's assessment of our internal controls over financial reporting.

        Our management, including our chief executive officer and principal financial officer, does not expect that our internal controls over financial reporting will prevent all error and all fraud. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance that the control system's objectives will be met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud involving a company have been, or will be, detected. The design of any system of controls is based in part on certain assumptions about the likelihood of future events, and we cannot assure you that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become ineffective because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Because of the inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and not be detected. We cannot assure you that we or our independent registered public accounting firm will not identify a material weakness in our internal controls in the future. A material weakness in our internal controls over financial reporting would require management and our independent registered public accounting firm to consider our internal controls as ineffective. If our internal controls over financial reporting are not considered effective, we may experience a loss of public confidence, which could have an adverse effect on our business and on the market price of our common stock.

If we do not progress in our programs as anticipated, our stock price could decrease.

        For planning purposes, we estimate the timing of a variety of clinical, regulatory and other milestones, such as when a certain product candidate will enter clinical development, when a clinical trial will be initiated or completed, or when an application for regulatory approval will be filed. Some of our estimates are included in this report. Our estimates are based on information available to us as of the date of this report and a variety of assumptions. Many of the underlying assumptions are outside of our control. If milestones are not achieved when we estimated that they would be, investors could be disappointed and our stock price may decrease.

Warburg Pincus Private Equity VIII, L.P. controls a substantial percentage of the voting power of our outstanding common stock.

        On March 2, 2005, we entered into a Securities Purchase Agreement with Warburg Pincus Private Equity VIII, L.P., or Warburg, and certain other investors pursuant to which we issued and sold an aggregate of 2,352,443 shares of our Series A Exchangeable Preferred Stock, or the Exchangeable Preferred, at a price per share of $22.10, for aggregate gross proceeds of approximately $52.0 million. On May 18, 2005, at our Annual Meeting of Stockholders, our stockholders voted to approve the issuance of shares of our common stock upon exchange of shares of the Exchangeable Preferred. As a result of such approval, we issued a total of 23,524,430 shares of common stock upon exchange of 2,352,443 shares of Exchangeable Preferred. In connection with its purchase of the Exchangeable Preferred, Warburg and certain of its affiliates entered into a standstill agreement pursuant to which they agreed not to pursue, for so long as they continue to own a specified number of shares of our common stock, certain activities the purpose or effect of which may be to change or influence the control of our company.

        On May 29, 2008, we sold 12,420,000 shares of our common stock in an underwritten public offering at a price of $5.64 per share, for aggregate net proceeds of $65.2 million. Warburg purchased 3,500,000 shares of the 12,420,000 shares sold in such public offering.

        As of June 30, 2009, we had 89,389,188 shares of common stock outstanding, of which Warburg owned 26,124,430 shares, or approximately 29.2% of the voting power of our outstanding common stock. Although Warburg has entered into a standstill agreement with us, Warburg is, and will continue to be, able to exercise substantial influence over any actions requiring stockholder approval.

Anti-takeover provisions in our charter documents and under Delaware law could discourage, delay or prevent an acquisition of us, even if an acquisition would be beneficial to our stockholders, and may prevent attempts by our stockholders to replace or remove our current management.

        Provisions of our amended and restated certificate of incorporation and bylaws, as well as provisions of Delaware law, could make it more difficult for a third-party to acquire us, even if doing so would benefit our stockholders. In addition, these provisions may make it more difficult for stockholders to replace members of our board of directors. Because our board of directors is responsible for appointing the members of our management team, these provisions could in turn affect any attempt by our stockholders to replace current members of our management team. These provisions include:

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  authorizing the issuance of "blank check" preferred stock that could be issued by our board of directors to increase the number of outstanding shares or change the balance of voting control and thwart a takeover attempt;

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  prohibiting cumulative voting in the election of directors, which would otherwise allow for less than a majority of stockholders to elect director candidates;

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  prohibiting stockholder action by written consent, thereby requiring all stockholder actions to be taken at a meeting of our stockholders;

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  eliminating the ability of stockholders to call a special meeting of stockholders; and

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  establishing advance notice requirements for nominations for election to the board of directors or for proposing matters that can be acted upon at stockholder meetings.

        In addition, we are subject to Section 203 of the Delaware General Corporation Law, which generally prohibits a Delaware corporation from engaging in any of a broad range of business combinations with an interested stockholder for a period of three years following the date on which the stockholder became an interested stockholder. This provision could have the effect of delaying or preventing a change of control, whether or not it is desired by or beneficial to our stockholders. Notwithstanding the foregoing, the three-year moratorium imposed on business combinations by Section 203 will not apply to Warburg because, prior to the date on which Warburg became an interested stockholder, our board of directors approved the transactions that resulted in Warburg becoming an interested stockholder. However, in connection with its purchase of Exchangeable Preferred in March 2005, Warburg and certain of its affiliates entered into a standstill agreement pursuant to which they agreed not to pursue, for so long as they continue to own a specified number of shares of our common stock, certain activities the purpose or effect of which may be to change or influence the control of our company.

We have adopted a stockholder rights plan that may discourage, delay or prevent a merger or acquisition that is beneficial to our stockholders.

        In May 2003, our board of directors adopted a stockholder rights plan that may have the effect of discouraging, delaying or preventing a merger or acquisition of us that our stockholders may consider beneficial by diluting the ability of a potential acquirer to acquire us. Pursuant to the terms of the stockholder rights plan, when a person or group, except under certain circumstances, acquires 15% or more of our outstanding common stock or 10 business days after announcement of a tender or exchange offer for 15% or more of our outstanding common stock, the rights (except those rights held by the person or group who has acquired or announced an offer to acquire 15% or more of our outstanding common stock) would generally become exercisable for shares of our common stock at a discount. Because the potential acquirer's rights would not become exercisable for our shares of common stock at a discount, the potential acquirer would suffer substantial dilution and may lose its ability to acquire us. In addition, the existence of the plan itself may deter a potential acquirer from acquiring or making an offer to acquire us. As a result, either by operation of the plan or by its potential deterrent effect, mergers and acquisitions of our company that our stockholders may consider in their best interests may not occur.

        Because Warburg owns a substantial percentage of our outstanding common stock, we amended the stockholder rights plan in connection with Warburg's purchase of Exchangeable Preferred in March 2005 to provide that Warburg and its affiliates will be exempt from the stockholder rights plan, unless Warburg and its affiliates become, without the prior consent of our board of directors, the beneficial owner of more than 44% of our common stock. Likewise, in connection with our completion of an underwritten offering of 9,000,000 shares of common stock in February 2007, we amended the stockholder rights plan to provide that Baker Brothers Life Sciences, L.P. and certain other affiliated funds, which are collectively referred to herein as "Baker," will be exempt from the stockholder rights plan, unless Baker becomes, without the prior consent of our board of directors, the beneficial owner of more than 20% of our common stock. According to filings with the Securities and Exchange Commission, or SEC, Baker owned less than 10% of our outstanding common stock as of February 2009. Under the stockholder rights plan, our board of directors has express authority to amend the rights plan without stockholder approval.

Unstable market conditions may have serious adverse consequences on our business.

        The recent economic downturn and market instability has made the business climate more volatile and more costly. Our general business strategy may be adversely affected by unpredictable and unstable market conditions. If the current equity and credit markets deteriorate further, or do not improve, it may make any necessary equity or debt financing more difficult, more costly, and more dilutive. While we believe we have adequate capital resources to meet our expected working capital and capital expenditure requirements for at least the next 12 months, a radical economic downturn or increase in our expenses could require additional financing on less than attractive rates or on terms that are excessively dilutive to existing stockholders. Failure to secure any necessary financing in a timely manner and on favorable terms could have a material adverse effect on our growth strategy, financial performance and stock price and could require us to delay or abandon clinical development plans. There is a risk that one or more of our current service providers, manufacturers or other partners may encounter difficulties during challenging economic times, which could have an adverse effect on our business, results of operations and financial condition.

Our liquidity, capital resources and results of operations may be adversely affected by declines in the value of our investments in marketable securities.

        As of June 30, 2009, we had $105.2 million in cash, cash equivalents, and investments in marketable securities. Until required for use in our business, we invest our cash reserves in bank deposits, money market funds, high-grade corporate notes and U.S. government instruments in accordance with our investment policy. Our investments in marketable securities as of June 30, 2009, totaling $9.6 million, primarily consisted of high-grade corporate notes. The weighted average duration of the remaining time to maturity for our portfolio of investments in marketable securities as of June 30, 2009 was approximately three months. We did not hold any derivative instruments, foreign exchange contracts, asset backed securities, mortgage backed securities, auction rate securities, or securities of issuers in bankruptcy in our investment portfolio as of June 30, 2009.

        Based upon the current status of our product development and commercialization plans, we believe that our cash, cash equivalents, and investments in marketable securities as of June 30, 2009 should be adequate to support our operations through at least the next 12 months, although there can be no assurance that this can, in fact, be accomplished. In particular, our liquidity, capital resources and results of operations may be adversely affected by declines in the value of our investments in marketable securities. The value of our investments in marketable securities may be adversely affected by rating downgrades or bankruptcies affecting the issuers of such securities, whether caused by instability in the global financial markets, lack of liquidity in the credit and capital markets, or other factors. For example, during the three months ended March 31, 2009, we realized a loss of approximately $157,000 on the sale of certain of our investments in marketable securities, which were sold in order to preserve our principal as the issuers of those securities experienced significant deteriorations in their creditworthiness as evidenced by investment rating downgrades. We have the ability and intent to hold our remaining investments in marketable securities as of June 30, 2009 to their scheduled maturity, although we monitor our investment portfolio with the primary objectives of preserving principal and maintaining proper liquidity to meet our operating needs.

The market price for our common stock has been and may continue to be highly volatile, and an active trading market for our common stock may never exist.

        We cannot assure you that an active trading market for our common stock will exist at any time. Holders of our common stock may not be able to sell shares quickly or at the market price if trading in our common stock is not active. The trading price of our common stock has been and is likely to continue to be highly volatile and could be subject to wide fluctuations in price in response to various factors, many of which are beyond our control, including:

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  actual or anticipated regulatory approvals or non-approvals of FOLOTYN or of competing product candidates;

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  the loss of regulatory approval for FOLOTYN in patients with relapsed or refractory PTCL;

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  actual or anticipated results of our clinical trials involving FOLOTYN;

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  changes in laws or regulations applicable to FOLOTYN;

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  changes in the expected or actual timing of our development programs;

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  actual or anticipated variations in quarterly operating results;

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  announcements of technological innovations by us or our competitors;

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  changes in financial estimates or recommendations by securities analysts;

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  conditions or trends in the biotechnology and pharmaceutical industries;

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  changes in the market valuations of similar companies;

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  announcements by us of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

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  additions or departures of key personnel;

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  disputes or other developments relating to proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our technologies;

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  developments concerning any of our research and development, manufacturing and marketing collaborations;

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  sales of large blocks of our common stock;

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  sales of our common stock by our executive officers, directors and five percent stockholders; and

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  economic and other external factors, including disasters or crises.

        Public companies in general and companies included on The NASDAQ Global Market in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of those companies. There has been particular volatility in the market prices of securities of biotechnology and other life sciences companies, and the market prices of these companies have often fluctuated because of problems or successes in a given market segment or because investor interest has shifted to other segments. These broad market and industry factors may cause the market price of our common stock to decline, regardless of our operating performance. We have no control over this volatility and can only focus our efforts on our own operations, and even these may be affected due to the state of the capital markets. In the past, following large price declines in the public market price of a company's securities, securities class action litigation has often been initiated against that company, including in 2004 against us. Litigation of this type could result in substantial costs and diversion of management's attention and resources, which would hurt our business. Any adverse determination in litigation could also subject us to significant liabilities.

Substantial sales of shares may impact the market price of our common stock.

        If our stockholders sell substantial amounts of our common stock, the market price of our common stock may decline. These sales also might make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we consider appropriate. We are unable to predict the effect that sales may have on the then prevailing market price of our common stock. We have entered into a Registration Rights Agreement with Warburg pursuant to which Warburg is entitled to certain registration rights with respect to shares of our common stock. On July 20, 2009, we filed a Registration Statement on Form S-3 with the SEC providing for the registration for resale by Warburg of up to 26,124,430 shares of our common stock, which registration statement was declared effective on August 28, 2009.

        In addition, we will need to raise substantial additional capital in the future to fund our operations. If we raise additional funds by issuing equity securities, the market price of our common stock may decline and our existing stockholders may experience significant dilution.

Risks Relating to this Offering

You will experience immediate dilution in the book value per share of the common stock you purchase.

        Because the price per share of our common stock being offered is substantially higher than the book value per share of our common stock, you will suffer substantial dilution in the net tangible book value of the common stock you purchase in this offering. Based on the public offering price of $7.10 per share, if you purchase shares of common stock in this offering, you will suffer immediate and substantial dilution of $5.23 per share in the net tangible book value of the common stock, as of June 30, 2009. See "Dilution" for a more detailed discussion of the dilution you will incur in this offering.

A substantial percentage of shares of our outstanding common stock may be sold in this offering, which could cause the price of our common stock to decline.

        Pursuant to this offering, we will sell 14,000,000 shares, or approximately 15.7%, of our outstanding common stock as of June 30, 2009. This sale and any future sales of a substantial number of shares of our common stock in the public market, or the perception that such sales may occur, could adversely affect the price of our common stock. We cannot predict the effect, if any, that market sales of those shares of common stock or the availability of those shares of common stock for sale will have on the market price of our common stock.

Because we do not expect to pay dividends in the foreseeable future, you must rely on stock appreciation for any return on your investment.

        We have paid no cash dividends on our common stock to date, and we currently intend to retain our future earnings, if any, to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future, and payment of cash dividends, if any, will also depend on our financial condition, results of operations, capital requirements and other factors and will be at the discretion of our board of directors. Furthermore, we may in the future become subject to contractual restrictions on, or prohibitions against, the payment of dividends. Accordingly, the success of your investment in our common stock will likely depend entirely upon any future appreciation. There is no guarantee that our common stock will appreciate in value after the offering or even maintain the price at which you purchased your shares, and you may not realize a return on your investment in our common stock.

We have broad discretion over the use of the net proceeds from this offering.

        We have broad discretion to allocate the net proceeds of this offering. We expect a major use of these proceeds will be for the commercialization of FOLOTYN for the treatment of patients with relapsed or refractory PTCL and research and development expenditures for FOLOTYN and our other product candidates. The timing and amount of our actual expenditures, however, are subject to change and will be based on many factors, including:

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  progress with our clinical trials;

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  the time and costs involved in obtaining regulatory approvals for the marketing of any of our product candidates;

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  the costs of building commercial and distribution capabilities for the commercial launch of FOLOTYN;

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  the costs of manufacturing any of our product candidates; and

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  the costs involved in preparing, filing, prosecuting, maintaining and enforcing patents or defending ourselves against competing technological and market developments.

        Our management will determine, in its sole discretion, how to allocate these proceeds. If we do not wisely allocate the proceeds, our ability to carry out our business plan may be harmed.

We will need to raise additional capital to support our future operations, which may involve financings that could result in the creation of additional securities senior to our common stock.

        The terms of this offering do not restrict our ability to offer additional shares of common stock or a new series of preferred stock. Our board of directors has the authority to establish the designation of shares of preferred stock that may be convertible into common stock without any action by our stockholders, and to fix the rights, preferences, privileges and restrictions, including voting rights, of such shares. Such shares of preferred stock may have rights, preferences and privileges senior to those of outstanding common stock and the issuance and conversion of any such preferred stock would further dilute the percentage ownership of our stockholders.

Forward-Looking Statements

        This prospectus supplement, including the information that we incorporate by reference, contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on management's beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "intends," "plans," "believes," "anticipates," "expects," "estimates," "predicts," "potential," "continue," or "opportunity," the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Forward-looking statements include, without limitation, statements set forth in this prospectus supplement and incorporated by reference in this prospectus supplement regarding, among other things:

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  the projected timelines for the commercial launch of FOLOTYN, the initiation of post-approval studies and the announcement of results from our ongoing clinical trials;

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  our plans to develop sales and marketing capabilities, either internally or through contract relationships or strategic collaborations;

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  our ability to achieve commercial acceptance of FOLOTYN;

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  our plans to continue development of FOLOTYN and to conduct clinical trials of FOLOTYN for the treatment of certain indications;

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  any plans to secure additional third-party manufacturing arrangements;

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  our intention to evaluate the in-licensing or purchase of complementary products to enhance our oncology portfolio;

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  our projected financial and operating results;

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  our projected capital expenditures; and

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  our liquidity.

        Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, among other things, the following:

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  difficulties we may experience in developing and commercializing FOLOTYN to address the treatment of cancer and the enhancement of current therapies;

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  our inability to obtain or maintain regulatory approvals in the United States or Europe for our product candidates, including FOLOTYN, or delays in such approvals;

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  difficulties or delays we may experience in the conduct of clinical trials, and whether the results of those clinical trials will be adequate to support regulatory filings and/or approvals;

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  the ability of our third-party collaborators to satisfactorily perform their functions relating to research and development activities and the manufacture of our product candidates;

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  difficulties we may experience in identifying, licensing or purchasing complementary products for our product portfolio;

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  difficulties we may experience in identifying and successfully collaborating with appropriate corporate partners;

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  the effect of capital market conditions and other factors on capital availability; and

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  other factors referenced in this prospectus supplement and the accompanying prospectus.

        Because the risks and uncertainties referred to above, as well as the risk factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except as required by law, we undertake no obligation to publicly revise our forward-looking statements to reflect events or circumstances that arise after the date of this prospectus or the prospectus supplement or the date of documents incorporated by reference in this prospectus that include forward-looking statements.

        You should rely only on the information contained, or incorporated by reference, in this prospectus supplement, the accompanying prospectus, the registration statement of which this prospectus supplement is a part, the documents incorporated by reference herein, and any applicable prospectus supplement and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Unless required by law, we undertake no obligation to update or revise any forward-looking statements to reflect new information or future events or developments. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed here or incorporated by reference, in addition to the other information set forth in this prospectus supplement, the accompanying prospectus and in the documents incorporated by reference.

Use of Proceeds

        We estimate the net proceeds to us from the sale of the 14,000,000 shares of common stock in this offering to be approximately $93.0 million at the offering price of $7.10 per share, and after deducting the underwriting discounts and commissions and estimated offering expenses. If the underwriters' over-allotment option is exercised in full, we estimate that we will receive net proceeds of approximately $107.1 million, after deducting underwriter discounts and commissions and estimated offering expenses payable by us.

        We currently intend to use the net proceeds from this offering primarily for primarily for activities relating to the commercialization of FOLOTYN, preclinical research and clinical development of FOLOTYN, and general corporate purposes. We have not determined the amounts we plan to spend on any of the areas listed above or the timing of these expenditures. As a result, our management will have broad discretion to allocate the net proceeds of this offering. Pending the application of the net proceeds for these purposes, we intend to invest the net proceeds in short-term, interest-bearing, investment-grade, securities.

Price Range of our Common Stock

        Our common stock is traded on The NASDAQ Global Market under the symbol "ALTH." The following table sets forth, for the periods indicated, the high and low sale prices of our common stock as reported on The NASDAQ Global Market:

Year ended December 31, 2009	High	Low
First Quarter	$9.30	$5.62
Second Quarter	8.50	5.34
Third Quarter	8.79	6.60
Fourth Quarter (through October 6, 2009)	7.36	6.79

Year ended December 31, 2008	High	Low
First Quarter	$7.70	$4.88
Second Quarter	7.15	4.89
Third Quarter	10.19	6.61
Fourth Quarter	8.86	3.82

Year ended December 31, 2007	High	Low
First Quarter	$8.54	$5.75
Second Quarter	7.08	3.91
Third Quarter	5.90	3.92
Fourth Quarter	7.52	4.70

        On October 6, 2009, the last reported sale price of our common stock on The NASDAQ Global Market was $7.31 per share. On October 6, 2009, we had approximately 63 holders of record of our common stock.

Dividend Policy

        We have never paid dividends to holders of our common stock, and we do not anticipate paying any cash dividends in the foreseeable future as we intend to retain any earnings for use in our business. Any future determination to pay dividends will be at the discretion of our board of directors and will depend upon the results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board of directors deems relevant.

Capitalization

        The following table sets forth our unaudited capitalization as of June 30, 2009:

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  on an actual basis; and

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  on an as adjusted basis to give effect to the sale by us of 14,000,000 shares of our common stock in this offering at the public offering price of $7.10 per share, after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

        This table should be read with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and notes thereto incorporated by reference in this prospectus supplement and the accompanying prospectus.

	As of June 30, 2009
	Actual	As Adjusted
	(unaudited)
Long-term obligations	$—	$—
Stockholders' equity:
Preferred stock, $0.001 par value; 10,000,000 shares authorized; no shares issued or outstanding, actual and as adjusted	—	—
Series A Junior Participating Preferred Stock, $0.001 par value; 1,000,000 shares designated from authorized preferred stock; no shares issued or outstanding, actual and as adjusted	—	—
Common stock, $0.001 par value; 150,000,000 shares authorized; 89,389,188 shares issued and outstanding, actual; 103,389,188 shares issued and outstanding, as adjusted	89,389	103,389
Additional paid-in capital	432,136,245	525,156,745
Deficit accumulated during the development stage	(331,616,234)	(331,616,234)

Total stockholders' equity	100,609,400	193,643,900

Total capitalization	$100,609,400	$193,643,900

        The information above is based on 89,389,188 shares of our common stock outstanding as of June 30, 2009 and does not include:

  •
  8,955,911 shares of common stock issuable upon exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $5.57 per share;

  •
  164,981 restricted stock units issued under our 2008 Equity Incentive Plan;

  •
  2,245,300 shares of common stock available for sale under our 2001 Employee Stock Purchase Plan; and

  •
  8,528,679 shares of common stock available for grant under our 2008 Equity Incentive Plan.

Dilution

        If you purchase our common stock in this offering, your interest will be diluted to the extent of the difference between the public offering price per share and the net tangible book value per share of our common stock after this offering. We calculate net tangible book value per share by dividing our net tangible book value, which is equal to our total tangible assets less total liabilities, by the number of outstanding shares of our common stock.

        Our net tangible book value at June 30, 2009, was approximately $100.6 million, or $1.13 per share. After giving effect to the sale of 14,000,000 shares of common stock by us at the offering price of $7.10 per share, less underwriting discounts and commissions and estimated offering expenses payable by us, our net tangible book value at June 30, 2009, would have been approximately $193.6 million, or $1.87 per share. This represents an immediate increase in the net tangible book value of 0.74 per share to existing stockholders and an immediate dilution of $5.23 per share to investors in this offering. The following table illustrates this per share dilution without giving effect to the over-allotment option granted to the underwriters:

Public offering price per share		$7.10
Net tangible book value per share as of June 30, 2009	$1.13
Increase per share attributable to new investors	0.74

Pro forma net tangible book value per share after this offering		1.87

Dilution per share to new investors		$5.23

        If the underwriters' over-allotment option is exercised in full, our pro forma net tangible book value per share after giving effect to this offering would be $1.97 per share, and the dilution in pro forma net tangible book value per share to investors in this offering would be $5.13 per share.

        The information above is based on 89,389,188 shares of our common stock outstanding as of June 30, 2009 and does not include:

  •
  8,955,911 shares of common stock issuable upon exercise of outstanding options granted under our stock option plans at a weighted average exercise price of $5.57 per share;

  •
  164,981 restricted stock units issued under our 2008 Equity Incentive Plan;

  •
  2,245,300 shares of common stock available for sale under our 2001 Employee Stock Purchase Plan; and

  •
  8,528,679 shares of common stock available for grant under our 2008 Equity Incentive Plan.

Material United States Federal Income and Estate Tax
Consequences for Non-U.S. Holders

        The following summary describes the material United States federal income and estate tax consequences of the acquisition, ownership and disposition of our common stock acquired in this offering by a Non-U.S. Holder (as defined below). This discussion does not address all aspects of United States federal income and estate taxes and does not deal with foreign, state and local consequences that may be relevant to Non-U.S. Holders in light of their particular circumstances. Special rules may apply to certain Non-U.S. Holders, including, without limitation, United States expatriates, "controlled foreign corporations," "passive foreign investment companies," corporations that accumulate earnings to avoid United States federal income tax, partnerships and other pass-through entities, and investors in such pass-through entities, that are subject to special treatment under the Internal Revenue Code of 1986, as amended, or the Code. Such Non-U.S. Holders are urged to consult their own tax advisors to determine the United States federal, state, local and other tax consequences that may be relevant to them. Furthermore, the discussion below is based upon the provisions of the Code, and Treasury regulations, rulings and judicial decisions thereunder as of the date hereof, and such authorities may be repealed, revoked or modified, perhaps retroactively, so as to result in United States federal income and estate tax consequences different from those discussed below. The discussion below assumes that a Non-U.S. Holder holds our common stock as a capital asset (generally, property held for investment).

        The following discussion is for general information only and is not tax advice. Persons considering the purchase of our common stock are urged to consult their own tax advisors concerning the United States federal income and estate tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction or under any applicable tax treaty, including any state, local or foreign tax consequences.

        Except as otherwise described in the discussion of estate tax below, a "Non-U.S. Holder" is a beneficial owner of our common stock that is not a U.S. Holder. A "U.S. Holder" means a beneficial owner of our common stock that is for United States federal income tax purposes (i) an individual who is a citizen or resident of the United States, (ii) a corporation or other entity treated as a corporation created or organized in or under the laws of the United States, any State thereof or the District of Columbia, (iii) an estate the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if it (x) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (y) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

        If a partnership acquires our common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our common stock and persons who are partners in such partnerships are urged to consult their tax advisors.

Dividends

        As discussed above under "Dividend Policy," we do not anticipate paying any cash dividends in the foreseeable future. If we do make cash or other property distributions on our common stock, such distributions will constitute dividends for United States federal income tax purposes to the extent paid out of current or accumulated earnings and profits, as determined under United States federal income tax principles. To the extent those distributions exceed both current and accumulated earnings and profits, such excess will constitute a return of capital and will first reduce the Non-U.S. Holder's adjusted tax basis in our common stock, but not below zero. Any remaining excess will be treated as gain from the sale or other disposition of the common stock (as described under "—Gain on Disposition of Common Stock" below).

        Dividends paid to a Non-U.S. Holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States and, where a tax treaty applies, are attributable to a United States permanent establishment of the Non-U.S. Holder, are not subject to such withholding tax, but instead are subject to United States federal income tax on a net income basis at applicable graduated rates. A Non-U.S. Holder must satisfy certain certification and disclosure requirements for its effectively connected income to be exempt from withholding (including the provision of a properly executed Internal Revenue Service, or IRS, Form W-8ECI (or successor form)). Any such effectively connected dividends received by a foreign corporation may be subject to an additional "branch profits tax" at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

        A Non-U.S. Holder who wishes to claim the benefit of an applicable treaty rate for dividends will be required to (a) complete IRS Form W-8BEN (or other applicable form) and certify under penalties of perjury that such holder is entitled to treaty benefits or (b) if the common stock is held through certain foreign intermediaries, satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain Non-U.S. Holders that are entities rather than individuals.

        A Non-U.S. Holder of our common stock may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Common Stock

        A Non-U.S. Holder generally will not be subject to United States federal income tax with respect to gain recognized on a sale or other disposition of our common stock unless (i) the gain is effectively connected with the conduct of a trade or business by the Non-U.S. Holder within the United States, and, where a tax treaty applies, is attributable to a United States permanent establishment of the Non-U.S. Holder, (ii) in the case of a Non-U.S. Holder who is an individual, such holder is present in the United States for 183 or more days in the taxable year of the sale or other disposition and certain other conditions are met, or (iii) we are or have been a "United States real property holding corporation" for United States federal income tax purposes at any time during the shorter of the five year period preceding the date of disposition or the holder's holding period.

        An individual Non-U.S. Holder described in clause (i) above will be subject to tax on the net gain derived from the sale at applicable graduated United States federal income tax rates. An individual Non-U.S. Holder described in clause (ii) above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by United States source capital losses (even though the individual is not considered a resident of the United States). If a Non-U.S. Holder that is a foreign corporation falls under clause (i) above, it will be subject to tax on its gain under regular graduated United States federal income tax rates and, in addition, may be subject to the branch profits tax equal to 30% of its effectively connected earnings and profits or at such lower rate as may be specified by an applicable income tax treaty.

        We believe we are not and have not been, and do not anticipate becoming, a "United States real property holding corporation" for United States federal income tax purposes. If our current view is incorrect or if we become a "United States real property holding corporation" in the future, and provided that our common stock is regularly traded on an established securities market (within the meaning of Section 897(c)(3) of the Code), a Non-U.S. Holder who (actually or constructively (applying certain ownership attribution rules)) holds or held (at any time during the applicable period described in clause (iii) above) more than five percent of such regularly traded common stock would be subject to U.S. federal income tax on a disposition of the common stock (at applicable graduated United States federal income tax rates) but other Non-U.S. Holders generally would not be.

Information Reporting and Backup Withholding

        We must report annually to the IRS and to each Non-U.S. Holder the amount of dividends paid to such holder and the tax withheld with respect to such dividends, regardless of whether withholding was required. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which the Non-U.S. Holder resides under the provisions of an applicable income tax treaty.

        A Non-U.S. Holder will be subject to backup withholding (at a current rate of 28%) with respect to dividends unless applicable certification requirements are met. The certification procedures to claim treaty benefits described under "—Dividends" above will satisfy the certification requirements necessary to avoid backup withholding.

        Information reporting and, depending on the circumstances, backup withholding, will apply to the proceeds of a sale (including a redemption) of our common stock within the United States or conducted through United States related financial intermediaries unless the beneficial owner certifies under penalties of perjury that it is a Non-U.S. Holder or the holder otherwise establishes an exemption.

        Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules from a payment to a Non-U.S. Holder may be allowed as a refund or a credit against such holder's United States federal income tax liability provided the required information is timely furnished to the IRS.

Federal Estate Tax

        The estates of nonresident alien individuals are generally subject to United Stated federal estate tax on property with a United States situs. Because we are a United States corporation, our common stock owned or treated as owned by an individual who is not a citizen or resident of the United States, as specifically defined for U.S. federal estate tax purposes, at the time of death will be included in such holder's gross estate for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to United States federal estate tax.

Underwriting

        We are offering the shares of common stock described in this prospectus supplement through a number of underwriters. J.P. Morgan Securities Inc. and Citigroup Global Markets Inc. are acting as joint book-running managers of the offering and as representatives of the underwriters. We have entered into a purchase agreement with the underwriters. Subject to the terms and conditions of the purchase agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus supplement, the number of shares of common stock listed next to its name in the following table:

Name	Number of Shares
J.P. Morgan Securities Inc.	5,320,000
Citigroup Global Markets Inc.	4,200,000
Leerink Swann LLC	2,380,000
JMP Securities LLC	700,000
Needham & Company, LLC	700,000
RBC Capital Markets Corporation	700,000

Total	14,000,000

        The underwriters are committed to purchase all the common shares offered by us if they purchase any shares. The purchase agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.

        The underwriters propose to offer the shares of common stock directly to the public at the public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.24495 per share. Any such dealers may resell shares to certain other brokers or dealers at a discount of up to $0.08165 per share from the public offering price. After the public offering of the shares, the offering price and other selling terms may be changed by the underwriters.

        The underwriters have an option to buy up to 2,100,000 additional shares of common stock from us to cover sales of shares by the underwriters which exceed the number of shares specified in the table above. The underwriters have 30 days from the date of this prospectus supplement to exercise this over-allotment option. If any shares are purchased with this over-allotment option, the underwriters will purchase shares in approximately the same proportion as shown in the table above. If any additional shares of common stock are purchased, the underwriters will offer the additional shares on the same terms as those on which the shares are being offered.

        The underwriting fee is equal to the public offering price per share of common stock less the amount paid by the underwriters to us per share of common stock. The underwriting fee is $0.40825 per share. The following table shows the per share and total underwriting discounts and commissions we will pay to the underwriters assuming both no exercise and full exercise of the underwriters' option to purchase additional shares.

	No Exercise	Full Exercise
Per share	$0.40825	$0.40825
Total to be paid by us	$5,715,500	$6,572,825

        We estimate that the total expenses of this offering, including registration, filing and listing fees, printing fees and legal and accounting expenses, but excluding the underwriting discounts and commissions, will be approximately $650,000.

        We, our directors and executive officers, and certain of our significant stockholders have entered into lock-up agreements with the underwriters prior to the commencement of this offering pursuant to which we and each of these persons or entities for a period of 60 days after the date of this prospectus supplement, may not, subject to limited exceptions, without the prior written consent of the representatives (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the our common stock or any securities convertible into or exchangeable or exercisable for our common stock or (2) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of our common stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of common stock or such other securities, in cash or otherwise. Notwithstanding the foregoing, if (i) during the last 17 days of the 60-day restricted period, we issue an earnings release or material news or a material event relating to our company occurs; or (ii) prior to the expiration of the 60-day restricted period, we announce that we will release earnings results during the 16-day period beginning on the last day of the 60-day period, the restrictions described above shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event. One of our directors holds an option to acquire 252,571 shares at an exercise price of $2.42 per share, which option would expire during the lock-up period if the lock-up period was extended as described above. The underwriters have agreed, notwithstanding the terms of the lock-up, that the director shall be permitted to sell, by means of net exercise of the option, a sufficient number of shares of our common stock underlying the option to cover the exercise price thereof.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act.

        Our common stock is listed on The NASDAQ Global Market under the symbol "ALTH."

        In connection with this offering, the underwriters may engage in stabilizing transactions, which involves making bids for, purchasing and selling shares of common stock in the open market for the purpose of preventing or retarding a decline in the market price of the common stock while this offering is in progress. These stabilizing transactions may include making short sales of the common stock, which involves the sale by the underwriters of a greater number of shares of common stock than they are required to purchase in this offering, and purchasing shares of common stock on the open market to cover positions created by short sales. Short sales may be "covered" shorts, which are short positions in an amount not greater than the underwriters' over-allotment option referred to above, or may be "naked" shorts, which are short positions in excess of that amount. The underwriters may close out any covered short position either by exercising their over-allotment option, in whole or in part, or by purchasing shares in the open market. In making this determination, the underwriters will consider, among other things, the price of shares available for purchase in the open market compared to the price at which the underwriters may purchase shares through the over-allotment option. A naked short position is more likely to be created if the underwriters are concerned that there may be downward pressure on the price of the common stock in the open market that could adversely affect investors who purchase in this offering. To the extent that the underwriters create a naked short position, they will purchase shares in the open market to cover the position.

        The underwriters have advised us that, pursuant to Regulation M of the Securities Act, they may also engage in other activities that stabilize, maintain or otherwise affect the price of the common stock, including the imposition of penalty bids. This means that if the representatives of the underwriters purchase common stock in the open market in stabilizing transactions or to cover short sales, the representatives can require the underwriters that sold those shares as part of this offering to repay the underwriting discount received by them.

        These activities may have the effect of raising or maintaining the market price of the common stock or preventing or retarding a decline in the market price of the common stock, and, as a result, the price of the common stock may be higher than the price that otherwise might exist in the open market. If the underwriters commence these activities, they may discontinue them at any time. The underwriters may carry out these transactions on The NASDAQ Global Market, in the over-the-counter market or otherwise.

        In addition, in connection with this offering certain of the underwriters (and selling group members) may engage in passive market making transactions in our common stock on The NASDAQ Global Market prior to the pricing and completion of this offering. Passive market making consists of displaying bids on The NASDAQ Global Market no higher than the bid prices of independent market makers and making purchases at prices no higher than these independent bids and effected in response to order flow. Net purchases by a passive market maker on each day are generally limited to a specified percentage of the passive market maker's average daily trading volume in the common stock during a specified period and must be discontinued when such limit is reached. Passive market making may cause the price of our common stock to be higher than the price that otherwise would exist in the open market in the absence of these transactions. If passive market making is commenced, it may be discontinued at any time.

        A prospectus in electronic format may be made available on the web sites maintained by one or more underwriters, or selling group members, if any, participating in the offering. The underwriters may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the representatives to underwriters and selling group members that may make Internet distributions on the same basis as other allocations.

        Each underwriter has represented that (i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or FSMA) received by it in connection with the issue or sale of any common stock in circumstances in which Section 21(1) of the FSMA does not apply to us and (ii) it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the shares in, from or otherwise involving the United Kingdom.

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a "Relevant Member State"), each underwriter has represented and agreed that with effect from and including the date on which the European Union Prospectus Directive (the "EU Prospectus Directive") is implemented in that Relevant Member State (the "Relevant Implementation Date") it has not made and will not make an offer of common stock to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the EU Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of shares to the public in that Relevant Member State at any time:

  •
  to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

  •
  to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

  •
  to fewer than 100 natural or legal persons (other than qualified investors as defined in the EU Prospectus Directive) subject to obtaining the prior consent of the book-running managers for any such offer; or

  •
  in any other circumstances which do not require the publication by the Issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of shares to the public" in relation to any shares in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the shares to be offered so as to enable an investor to decide to purchase or subscribe the shares, as the same may be varied in that Member State by any measure implementing the EU Prospectus Directive in that Member State and the expression EU Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

        Additionally, certain of the underwriters and their affiliates have provided in the past to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. In addition, from time to time, certain of the underwriters and their affiliates may effect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.

Legal Matters

        The validity of the securities being offered hereby will be passed upon by Cooley Godward Kronish LLP, Broomfield, Colorado. Latham & Watkins LLP, Costa Mesa, California is counsel to the representative of the underwriters in this offering.

Experts

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus supplement by reference to our Annual Report on Form 10-K for the fiscal year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

Where You Can Find More Information

        This prospectus supplement is part of a registration statement on Form S-3 that we filed with the SEC. The registration statement that contains this prospectus supplement, including the exhibits to the registration statement, contains additional information about us and the common stock offered by this prospectus supplement.

        We file annual, quarterly and special reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. Our public filings, including reports, proxy and information statements, are also available on the SEC's website at http://www.sec.gov.

Incorporation by Reference

        The SEC allows us to "incorporate by reference" information from other documents that we file with it, which means that we can disclose important information to you by referring to those documents. The information incorporated by reference is considered to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this prospectus supplement the documents listed below, and any future filings (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K) we make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of this offering:

        1.     Our Annual Report on Form 10-K for the year ended December 31, 2008 as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2008.

        2.     Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009.

        3.     Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

        4.     Our Current Reports on Form 8-K filed February 3, 2009, February 27, 2009, March 24, 2009, March 25, 2009, April 2, 2009, May 22, 2009, May 26, 2009, June 12, 2009, June 26, 2009, July 7, 2009, July 20, 2009, August 10, 2009, September 3, 2009, September 25, 2009 and October 5, 2009.

        5.     Our Current Report on Form 8-K/A filed on June 26, 2009.

        6.     Our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2009 Annual Meeting of Stockholders filed with the SEC on June 2, 2009; and

        7.     The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 6, 2000, including any amendments or reports filed for the purposes of updating this description.

        To the extent that any statement in this prospectus supplement is inconsistent with any statement that is incorporated by reference and that was made on or before the date of this prospectus supplement, the statement in this prospectus supplement shall supersede such incorporated statement. The incorporated statement shall not be deemed, except as modified or superseded, to constitute a part of this prospectus supplement, the accompanying prospectus or the registration statement. Statements contained in this prospectus supplement as to the contents of any contract or other document are not necessarily complete and, in each instance, we refer you to the copy of each contract or document filed as an exhibit to the registration statement.

        We will furnish without charge to you, on written or oral request, a copy of any or all of the documents incorporated by reference, including exhibits to these documents. You should direct any requests for documents to Allos Therapeutics, Inc.:

Allos Therapeutics, Inc.
Attention: Investor Relations
11080 CirclePoint Road, Suite 200
Westminster, Colorado 80020
Telephone: (303) 426-6262
Fax: (303) 426-4731
E-mail: investorrelations@allos.com

PROSPECTUS

$150,000,000

Common Stock, Preferred Stock,
Depositary Shares, Debt Securities,
Warrants and Units

ALLOS THERAPEUTICS, INC.

26,124,430 Shares of Common Stock Offered by the Selling Stockholder

        From time to time, we may offer and sell up to $150,000,000 of any combination of the securities described in this prospectus, either individually or in units. Any preferred stock that we sell may be sold either as shares of preferred stock or represented by depositary shares.

        In addition, the selling stockholder may offer and sell, from time to time, up to an aggregate of 26,124,430 shares of common stock (including any outstanding related rights to purchase Series A Junior Participating Preferred Stock) under this prospectus. We will not receive any proceeds from sales of our common stock by the selling stockholder.

        This prospectus provides a general description of the securities we or the selling stockholder may offer. Each time we sell securities, we will provide specific terms of the securities offered in a supplement to this prospectus. The prospectus supplement may also add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement carefully before you invest in any securities. This prospectus may not be used to consummate a sale of securities by us unless accompanied by the applicable prospectus supplement.

        Our common stock is traded on the Nasdaq Global Market under the symbol "ALTH." On August 20, 2009, the last reported sales price of our common stock was $7.71 per share. The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq Global Market or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.

        INVESTING IN OUR SECURITIES INVOLVES RISKS. SEE THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 8 OF THIS PROSPECTUS.

        We or the selling stockholder may sell these securities directly to investors, through agents designated from time to time or to or through underwriters or dealers. For additional information on the methods of sale, you should refer to the section entitled "Plan of Distribution" in this prospectus. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement.

        NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 28, 2009

ABOUT THIS PROSPECTUS

        This prospectus is a part of a registration statement that we filed with the Securities and Exchange Commission, or SEC, utilizing a "shelf" registration process. Under this shelf registration process, we may offer and sell, from time to time, any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $150,000,000. In addition, the selling stockholder may offer and sell, from time to time, up to an aggregate of 26,124,430 shares of common stock under this prospectus. This prospectus provides you with a general description of the securities we or the selling stockholder may offer. Each time we sell securities under this shelf registration, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with additional information described under the heading "Where You Can Find More Information."

        We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus and any accompanying supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any accompanying prospectus supplement. This prospectus and any accompanying supplement to this prospectus do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying supplement to this prospectus constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus and any accompanying prospectus supplement is accurate on any date subsequent to the date set forth on the front of the document or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus and any accompanying prospectus supplement is delivered or securities sold on a later date.

i

SUMMARY

Prospectus Summary

        This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, including the risks of investing discussed under "Risk Factors" beginning on page 8, the information incorporated by reference, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

        Throughout this prospectus, references to "Allos," the "Company," "we," "us," and "our" refer to Allos Therapeutics, Inc.

Our Company

        We are a biopharmaceutical company committed to the development and commercialization of innovative anti-cancer therapeutics. Our goal is to build a profitable company by generating income from products we develop and commercialize, either alone or with one or more potential strategic partners. We strive to develop proprietary products that have the potential to improve the standard of care in cancer therapy. Our focus is on product opportunities for oncology that leverage our internal clinical development and regulatory expertise and address important markets with unmet medical need. We may also seek to grow our existing portfolio of product candidates through product acquisition and in-licensing efforts.

        Since our inception in 1992, we have not generated any revenue from product sales and have experienced significant net losses and negative cash flows from operations. We have incurred these losses principally from costs incurred in our research and development programs, clinical manufacturing and from our marketing, general and administrative expenses. We expect to continue incurring net losses and negative cash flows from operations for the foreseeable future. Our ability to generate revenue and achieve profitability is dependent on our ability, alone or with partners, to successfully complete the development of pralatrexate, conduct clinical trials, obtain the necessary regulatory approvals, and manufacture and market pralatrexate.

Pralatrexate

        Pralatrexate is a selective antifolate designed to accumulate preferentially in cancer cells. Based on preclinical studies, we believe that pralatrexate selectively enters cells expressing RFC-1, a protein that is over expressed on certain cancer cells compared to normal cells. Once inside cancer cells, pralatrexate is efficiently polyglutamylated, which leads to high intracellular drug retention. Polyglutamylated pralatrexate essentially becomes "trapped" inside cancer cells, making it less susceptible to efflux-based drug resistance. Acting on the folate pathway, pralatrexate interferes with DNA synthesis and triggers cancer cell death. We believe pralatrexate has the potential to be delivered as a single agent or in combination therapy regimens.

        In March 2009, we submitted a New Drug Application, or NDA, to the U.S. Food and Drug Administration, or FDA, for approval to market pralatrexate for the treatment of patients with relapsed or refractory peripheral T-cell lymphoma, or PTCL. In May 2009, the FDA accepted the NDA for priority review and established a Prescription Drug User Fee Act date of September 24, 2009 for a decision regarding approval of the NDA. In August 2009, we received notification from the FDA that the Oncologic Drugs Advisory Committee will hold a meeting on September 2, 2009 to review the NDA. If pralatrexate is approved for marketing, we intend to commercialize pralatrexate by building an oncology focused U.S. sales and marketing organization. We are actively preparing for the potential commercial launch of pralatrexate in the U.S., including the phase-in of key investments and personnel associated with the development of our sales and marketing, medical affairs and manufacturing operations. We intend to enter into co-promotion or out-licensing arrangements with other pharmaceutical or biotechnology partners, where necessary to reach foreign market segments that are not reachable by a U.S.-based sales force or when deemed strategically and economically advisable. We currently retain exclusive worldwide commercial rights to pralatrexate for all indications.

        The NDA is based on the results from PROPEL, our pivotal Phase 2 trial of pralatrexate in patients with relapsed or refractory PTCL, that were announced in February 2009. The trial enrolled a total of 115 patients, 109 of whom were considered evaluable for response according to the trial protocol. The results of the trial demonstrated that 29 of 109 evaluable patients, or 27%, achieved a response as assessed by central independent oncology review, which is the primary endpoint of the trial. The Kaplan-Meier estimate for the median duration of response was 287 days, or 9.4 months. Duration of response is the key secondary endpoint of the trial. The most common grade 3/4 adverse events were thrombocytopenia, which was observed in 32% of patients; mucosal inflammation in 21% of patients; neutropenia in 20% of patients; and anemia in 17% of patients. In May 2009, updated results of the trial were presented at the 45 th Annual Meeting of the American Society of Clinical Oncology, which demonstrated an increase in overall response rate from 27% to 28%, or 30 of 109 evaluable patients. Of these patients, 10 achieved a complete response and 20 achieved a partial response. In addition, 23 patients had stable disease. Of the 30 patients who responded to pralatrexate, 21 patients, or 70%, did so by the end of cycle one of therapy. Median overall survival was 14.7 months, with 57% of patients surviving 12 months or more.

        The PROPEL trial was conducted under an agreement reached with the FDA under its special protocol assessment, or SPA, process. The SPA process allows for FDA evaluation of a clinical trial protocol intended to form the primary basis of an efficacy claim in support of an NDA, and provides an agreement that the trial design, including trial size, clinical endpoints and data analyses are acceptable to the FDA. However, the SPA agreement is not a guarantee of approval, and we cannot assure you that the design of, or data collected from, the PROPEL trial will be adequate to demonstrate the safety and efficacy of pralatrexate for the treatment of patients with relapsed or refractory PTCL, or otherwise be sufficient to support FDA or any foreign regulatory approval. For example, the response rate, duration of response and safety profile required to support FDA approval are not specified in the PROPEL trial protocol and will be subject to FDA review.

        In addition to the PROPEL trial, we are committed to evaluating pralatrexate for oncology use as a single agent and in combination with other therapies. We currently have six ongoing clinical trials involving pralatrexate, including the PROPEL trial, and plan to initiate additional trials to evaluate pralatrexate's potential clinical utility in other hematologic malignancies and solid tumor indications. The following clinical trials involving pralatrexate are currently ongoing:

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  a Phase 2b, randomized, international, multi-center study comparing pralatrexate and Tarceva (erlotinib), both with vitamin B12 and folic acid supplementation, in patients with Stage IIIB/IV non-small cell lung cancer, or NSCLC, who are, or have been, cigarette smokers who have failed treatment with at least one prior platinum-based chemotherapy regimen. We initiated patient enrollment in this study in January 2008 and completed enrollment with 201 patients in July 2009. We currently expect to report top-line results of the study in the first half of 2010, although the actual timing of such report may vary based on a number of factors.

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  a Phase 2, open-label, single-arm, multi-center study of pralatrexate with vitamin B12 and folic acid supplementation in patients with advanced or metastatic relapsed transitional cell carcinoma, or TCC, of the urinary bladder. We initiated patient enrollment in this study in July 2008. The study will seek to enroll approximately 41 patients in up to 20 investigative sites worldwide.

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  a Phase 1/2a, open-label, multi-center study of pralatrexate and gemcitabine with vitamin B12 and folic acid supplementation in patients with relapsed or refractory non-Hodgkin's lymphoma, or NHL, and Hodgkin's disease. We initiated patient enrollment in this study in May 2007. In July 2009, we completed patient enrollment in the Phase 1 portion of this study and initiated enrollment in the Phase 2a portion of the trial to assess the efficacy and safety of two different schedules of this combination in patients with NHL, both B- and T-cell, as well as in patients with Hodgkin's lymphoma.

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  a Phase 1, open-label, multi-center study of pralatrexate with vitamin B12 and folic acid supplementation in patients with relapsed or refractory cutaneous T-cell lymphoma. We initiated patient enrollment in this study in August 2007. We plan to enroll up to 56 evaluable patients in the study with the objective of determining the optimal dose and safety profile, including at least 20 patients at what we believe to be the optimal dose and schedule.

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  a Phase 1/2, open-label, single-center study of pralatrexate with vitamin B12 and folic acid supplementation in patients with relapsed or refractory NHL and Hodgkin's disease. This study is currently focused on exploring alternate dosing and administration schedules in patients with B-cell lymphoma to further evaluate pralatrexate's potential clinical utility in this setting.

        In addition to our ongoing NSCLC and bladder cancer studies, we are evaluating the potential future development of pralatrexate for other solid tumor indications, including Stage III/IV breast cancer and Stage III/IV head and neck cancer, among others. There can be no assurances that we will pursue the development of pralatrexate for one or more of these indications or that such development efforts will be ultimately successful.

        The FDA has awarded orphan drug status to pralatrexate for the treatment of patients with T-cell lymphoma, follicular lymphoma and diffuse large B-cell lymphoma. Under the U.S. Orphan Drug Act, if we are the first company to receive FDA approval for pralatrexate for the designated orphan drug indication, we will obtain seven years of marketing exclusivity during which the FDA may not approve another company's application for pralatrexate for the same orphan indication. Orphan drug exclusivity would not prevent FDA approval of a different drug for the orphan indication or the same drug for a different indication. The FDA has also awarded fast track designation to pralatrexate for the treatment of patients with T-cell lymphoma. The FDA's fast track program is designed to facilitate the development and expedite the review of new drugs that are intended to treat serious or life-threatening conditions and that demonstrate the potential to address unmet medical needs.

        The European Medicines Agency, or EMEA, has granted Orphan Medicinal Product Designation to pralatrexate for the treatment of PTCL and non-papillary TCC of the urinary bladder. The EMEA Orphan Medicinal Product Designation is intended to promote the development of drugs that may provide significant benefit to patients suffering from rare diseases identified as life-threatening or very serious. Under EMEA guidelines, Orphan Medicinal Product Designation provides ten years of potential market exclusivity once the product candidate is approved for marketing for the designated indication in the European Union.

        In December 2002, we entered into a license agreement with Memorial Sloan-Kettering Cancer Center, SRI International and Southern Research Institute. Under the agreement, as amended, we obtained exclusive worldwide rights to a portfolio of patents and patent applications related to pralatrexate and its uses. The portfolio currently consists of two issued patents in the United States, two issued patents in Europe, and pending patent applications in the United States, Canada, Europe, Australia, Japan, China, Brazil, Indonesia, South Korea, Mexico, Norway, New Zealand, the Philippines, Singapore, and South Africa.

RH1

        RH1 is a small molecule chemotherapeutic agent that we believe is bioactivated by the enzyme DT-diaphorase, or DTD, also known as NAD(P)H quinone oxidoreductase, or NQ01. In June 2009, we discontinued the RH1 development program. In August 2009, we provided notice of termination of our license agreement for RH1 to the licensors, which termination will be effective September 6, 2009.

Corporate Information

        We are a Delaware corporation with our principal executive offices located at 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020. Our telephone number is (303) 426-6262. Our Web site is located at www.allos.com. We have not incorporated by reference into this prospectus the information on our Web site, and you should not consider it to be a part of this document. Our Web site address is included in this document as an inactive textual reference only. Our annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, as well as any amendments or exhibits to those reports, are available free of charge through our Web site as soon as reasonably practicable after we file or furnish them with or to the SEC.

The Securities Registered Hereby

        We may offer and sell, from time to time, shares of our common stock and preferred stock, depositary shares, various series of debt securities and warrants to purchase any of such securities, either individually or in units, with a total value of up to $150 million under this prospectus at prices and on terms to be determined by market conditions at the time of offering. In addition, the selling stockholder may offer and sell, from time to time, up to an aggregate of 26,124,430 shares of common stock under this prospectus. Any preferred stock that we may offer may be offered either as shares of preferred stock or be represented by depositary shares. This prospectus provides you with a general description of the securities we or the selling stockholder may offer. Each time we offer a type or series of securities, we will provide a prospectus supplement that will describe the specific amounts, prices and other important terms of the securities, including, to the extent applicable:

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  designation or classification;

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  aggregate principal amount or aggregate offering price;

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  maturity, if applicable;

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  original issue discount, if any;

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  rates and times of payment of interest or dividends, if any;

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  redemption, conversion, exchange or sinking fund terms, if any;

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  conversion or exchange prices or rates, if any, and, if applicable, any provisions for changes to or adjustments in the conversion or exchange prices or rates and in the securities or other property receivable upon conversion or exchange;

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  ranking;

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  restrictive covenants, if any;

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  voting or other rights, if any; and

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  important U.S. federal income tax considerations.

        The prospectus supplement also may add, update or change information contained in this prospectus or in documents we have incorporated by reference into this prospectus.

        We may sell the securities directly to or through underwriters, dealers or agents. We, and our underwriters or agents, reserve the right to accept or reject all or part of any proposed purchase of securities. If we do offer securities through underwriters or agents, we will include in the applicable prospectus supplement:

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  the names of those underwriters or agents;

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  applicable fees, discounts and commissions to be paid to them;

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  details regarding over-allotment options, if any; and

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  the net proceeds to us.

        Common Stock.    We or the selling stockholder may offer shares of our common stock from time to time. Holders of our common stock are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock. Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights.

        Preferred Stock.    We may offer shares of our preferred stock from time to time, in one or more series. Under our amended and restated certificate of incorporation, as amended, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 1,500,000 of the 10,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail in this prospectus under "Description of Capital Stock—Preferred Stock—Share Purchase Rights Plan."

        We will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. We urge you to read the prospectus supplements related to the series of preferred stock being offered, as well as the complete certificate of designation that contains the terms of the applicable series of preferred stock.

        Depositary Shares.    We may elect to offer fractional shares of preferred stock rather than full shares of preferred stock and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

        Any depositary shares that we sell under this prospectus will be evidenced by depositary receipts issued under a deposit agreement between us and a depositary with whom we deposit the shares of the applicable series of preferred stock that underlie the depositary shares that are sold. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we offer under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. We urge you to read the prospectus supplements related to any depositary shares being offered, as well as the complete deposit agreement and depositary receipt.

        Debt Securities.    We may offer debt securities from time to time, in one or more series, as either senior or subordinated debt or as senior or subordinated convertible debt. The senior debt securities will rank equally with any other unsubordinated debt that we may have and may be secured or unsecured. The subordinated debt securities will be subordinate and junior in right of payment, to the extent and in the manner described in the instrument governing the debt, to all or some portion of our indebtedness. Any convertible debt securities that we issue will be convertible into or exchangeable for our common stock or other securities of ours. Conversion may be mandatory or at your option and would be at prescribed conversion rates.

        The debt securities will be issued under one or more documents called indentures, which are contracts between us and a trustee for the holders of the debt securities. In this prospectus, we have summarized certain general features of the debt securities. We urge you, however, to read the prospectus supplements related to the series of debt securities being offered, as well as the complete indentures that contain the terms of the debt securities. Forms of indentures have been filed as exhibits to the registration statement of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of debt securities being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        Warrants.    We may offer warrants for the purchase of our common stock, preferred stock, depositary shares and/or debt securities in one or more series, from time to time. We may issue warrants independently or together with common stock, preferred stock, depositary shares and/or debt securities, and the warrants may be attached to or separate from those securities.

        The warrants will be evidenced by warrant certificates issued under one or more warrant agreements, which are contracts between us and an agent for the holders of the warrants. In this prospectus, we have summarized certain general features of the warrants. We urge you, however, to read the prospectus supplements related to the series of warrants being offered, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants. Forms of warrant agreements and warrant certificates relating to warrants for the purchase of common stock, preferred stock, depositary shares and debt securities have been filed as exhibits to the registration statement of which this prospectus is a part, and complete warrant agreements and warrant certificates containing the terms of the warrants being offered will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC.

        Units.    We may offer units consisting of common stock, preferred stock, depositary shares, debt securities and/or warrants to purchase any of such securities in one or more series. In this prospectus, we have summarized certain general features of the units. We urge you, however, to read the prospectus supplements related to the series of units being offered, as well as the unit agreements that contain the terms of the units. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement and any supplemental agreements that describe the terms of the series of units we are offering before the issuance of the related series of units.

        We will evidence each series of units by unit certificates that we will issue under a separate agreement. We will enter into the unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. We will indicate the name and address of the unit agent in the applicable prospectus supplement relating to a particular series of units.

Financial Ratios

        The following table sets forth our ratio of earnings to fixed charges and the ratio of our earnings to combined fixed charges and preferred stock dividends for each of the periods presented. Our net losses were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends in each of the years in the five-year period ended December 31, 2008 and in the six months ended June 30, 2009. The extent to which earnings were insufficient to cover fixed charges and combined fixed charges and preferred stock dividends is shown below. Amounts shown are in thousands.

						Six Months Ended June 30, 2009
	Year Ended December 31,
	2004	2005	2006	2007	2008
Ratio of earnings to fixed charges	—	—	—	—	—	—
Ratio of earnings to combined fixed charges and preferred stock dividends	—	—	—	—	—	—
Deficiency of earnings available to cover fixed charges	$(21,837)	$(20,137)	$(30,212)	$(39,370)	$(51,730)	$(31,957)
Deficiency of earnings available to cover combined fixed charges and preferred stock dividends	$(21,837)	$(20,760)	$(30,212)	$(39,370)	$(51,730)	$(31,957)

        For purposes of computing the ratio of earnings to fixed charges and the ratio of our earnings to fixed charges and preferred stock dividends, fixed charges represent the portion of operating lease rental expense that is representative of interest. Earnings consist of net income (loss) before income taxes, plus fixed charges.

        THIS PROSPECTUS MAY NOT BE USED BY US TO OFFER OR SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

RISK FACTORS

        Except for the historical information contained in this prospectus or incorporated by reference, this prospectus (and the information incorporated by reference in this prospectus) contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those discussed here or incorporated by reference. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the section entitled "Risk Factors" contained in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q filed with the SEC, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated herein by reference in their entirety (the "Allos Risk Factors").

        Investment in our securities involves risks. Prior to making a decision about investing in our securities, you should consider carefully the Allos Risk Factors, together with all of the other information contained or incorporated by reference in this prospectus and any prospectus supplement, including any additional specific risks described in any prospectus supplement. Each of these risk factors could adversely affect our business, operating results and financial condition, which may result in the loss of all or part of your investment.

        Keep these risk factors in mind when you read forward-looking statements contained elsewhere or incorporated by reference in this prospectus and any accompanying prospectus supplement. These statements relate to our expectations about future events. Discussions containing forward-looking statements may be found, among other places, in "Business" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" incorporated by reference from our most recent Annual Report on Form 10-K and our Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. These forward-looking statements are based largely on our expectations and projections about future events and future trends affecting our business, and so are subject to risks and uncertainties, including the risks and uncertainties described below under "Forward-Looking Information," that could cause actual results to differ materially from those anticipated in the forward-looking statements.

FORWARD-LOOKING INFORMATION

        This prospectus, including the information that we incorporate by reference, contains various forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. These statements are based on management's beliefs as well as assumptions made by, and information currently available to, management. These forward-looking statements can generally be identified as such because the context of the statement will include words such as "may," "will," "intends," "plans," "believes," "anticipates," "expects," "estimates," "predicts," "potential," "continue," or "opportunity," the negative of these words or words of similar import. Similarly, statements that describe our reserves and our future plans, strategies, intentions, expectations, objectives, goals or prospects are also forward-looking statements. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or expected. Forward-looking statements include, without limitation, statements set forth in this prospectus and incorporated by reference in this prospectus regarding, among other things:

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  the potential for the results of our PROPEL trial to support marketing approval of pralatrexate;

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  any plans to develop sales and marketing capabilities, either internally or through contract relationships or strategic collaborations;

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  our plans to continue development of pralatrexate and to conduct clinical trials for the treatment of certain indications;

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  the success and timing of our clinical trials, and the commencement of future clinical trials;

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  the projected timelines for the announcement of results from our ongoing clinical trials;

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  any plans to secure additional third-party manufacturing arrangements;

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  our intention to evaluate the in-licensing or purchase of complementary products to enhance our oncology portfolio;

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  the use of proceeds from an offering; and

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  our liquidity.

        Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. Important factors that could cause such differences include, among other things, the following:

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  the inability to obtain regulatory approvals in the United States or Europe for pralatrexate or delays in such approvals;

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  difficulties or delays we may experience in the conduct of clinical trials, and whether the results of those clinical trials will be adequate to support regulatory filings and/or approvals;

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  the ability of our third-party collaborators to satisfactorily perform their functions relating to research and development activities and the manufacture of pralatrexate;

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  difficulties we may experience in developing and commercializing pralatrexate to address the treatment of cancer and the enhancement of current therapies;

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  difficulties we may experience in identifying, licensing or purchasing complementary products for our product portfolio;

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  difficulties we may experience in identifying and successfully collaborating with appropriate corporate partners;

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  the effect of capital market conditions and other factors on capital availability; and

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  other factors referenced in this prospectus.

        Because the risks and uncertainties referred to above, as well as the risk factors incorporated by reference, could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. Further, any forward-looking statement speaks only as of the date on which it is made. New factors emerge from time to time, and it is not possible for us to predict which factors will arise. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

        You should rely only on the information contained, or incorporated by reference, in this prospectus, the registration statement of which this prospectus is a part, the documents incorporated by reference herein, and any applicable prospectus supplement and understand that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in the foregoing documents by these cautionary statements. Except as required by law, we undertake no obligation to update or revise any forward-looking statements to reflect information or future events or developments that arise after the date of this prospectus or the date of documents incorporated by reference in this prospectus that include forward-looking statements. Thus, you should not assume that our silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements. Before deciding to purchase our securities, you should carefully consider the risk factors discussed herein or incorporated by reference, in addition to the other information set forth in this prospectus and in the documents incorporated by reference.

USE OF PROCEEDS

        Except as described in any prospectus supplement, we currently intend to use the net proceeds from the sale by us of securities offered hereby primarily for activities relating to preparations for the potential commercialization of pralatrexate, clinical and preclinical research and development of pralatrexate, working capital and general corporate purposes. We have not determined the amounts we plan to spend on any particular activity relating to preparations for the potential commercial launch of pralatrexate, clinical and preclinical research and development of pralatrexate, working capital and general corporate purposes. As a result, our management will have broad discretion to allocate the net proceeds of an offering. Pending the application of the net proceeds for these purposes, we currently intend to invest the net proceeds in money market funds and/or short-term, interest-bearing, investment-grade, securities. We will not receive any proceeds from sales of common stock by the selling stockholder, if any.

DESCRIPTION OF CAPITAL STOCK

        As of the date of this prospectus, our amended and restated certificate of incorporation authorizes us to issue 150,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of August 18, 2009, approximately 89.9 million shares of common stock were outstanding and no shares of preferred stock were outstanding. To date, our board of directors has designated 1,500,000 of the 10,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under "—Preferred Stock—Share Purchase Rights Plan."

        The following summary describes the material terms of our capital stock and stockholder rights plan. The description of our capital stock and stockholder rights plan is qualified by reference to our amended and restated certificate of incorporation, as amended, our amended and restated bylaws, the certificate of designation for our Series A Junior Participating Preferred Stock, as amended, and our stockholder rights plan, as amended, which are incorporated by reference as exhibits into the registration statement of which this prospectus is a part.

Common Stock

        Voting.    Common stockholders are entitled to one vote per share for the election of directors and on all other matters that require stockholder approval.

        Dividends and Other Distributions.    Holders of our common stock are entitled to share in an equal amount per share in any dividends declared by our board of directors on the common stock and paid out of legally available assets.

        Distribution on Dissolution.    In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to share ratably in the assets remaining after payment of liabilities and the liquidation preferences of any outstanding preferred stock.

        Other Rights.    Our common stock does not carry any preemptive rights enabling a holder to subscribe for, or receive shares of, any class of our common stock or any other securities convertible into shares of any class of our common stock, or any redemption rights. Each outstanding share of our common stock has attached to it one preferred share purchase right. See "—Preferred Stock—Share

Purchase Rights Plan" for a more complete description of such rights and the underlying preferred stock.

        Additional shares of authorized common stock may be issued, as authorized by our board of directors from time to time, without stockholder approval, except as may be required by applicable stock exchange requirements.

Preferred Stock

        Under our amended and restated certificate of incorporation, as amended, our board of directors has the authority, without further action by stockholders, to designate up to 10,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges, qualifications and restrictions granted to or imposed upon the preferred stock, including dividend rights, conversion rights, voting rights, rights and terms of redemption, liquidation preference and sinking fund terms, any or all of which may be greater than the rights of the common stock. To date, our board of directors has designated 1,500,000 of the 10,000,000 authorized shares of preferred stock as Series A Junior Participating Preferred Stock, which series is described in greater detail below under "—Share Purchase Rights Plan."

        The issuance of preferred stock could adversely affect the voting power of holders of common stock and reduce the likelihood that common stockholders will receive dividend payments and payments upon liquidation. The issuance could have the effect of decreasing the market price of our common stock. The issuance of preferred stock also could have the effect of delaying, deterring or preventing a change in control of the Company.

        Our board of directors will fix the rights, preferences, privileges, qualifications and restrictions of the preferred stock of each series that we sell under this prospectus and applicable prospectus supplements in the certificate of designation relating to that series. We will incorporate by reference into the registration statement of which this prospectus is a part the form of any certificate of designation that describes the terms of the series of preferred stock we are offering before the issuance of the related series of preferred stock. This description will include:

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  the title and stated value;

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  the number of shares we are offering;

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  the liquidation preference per share;

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  the purchase price per share;

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  the dividend rate per share, dividend period and payment dates and method of calculation for dividends;

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  whether dividends will be cumulative or non-cumulative and, if cumulative, the date from which dividends will accumulate;

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  our right, if any, to defer payment of dividends and the maximum length of any such deferral period;

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  the procedures for any auction and remarketing, if any;

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  the provisions for a sinking fund, if any;

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  the provisions for redemption or repurchase, if applicable, and any restrictions on our ability to exercise those redemption and repurchase rights;

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  any listing of the preferred stock on any securities exchange or market;

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  whether the preferred stock will be convertible into our common stock or other securities of ours, including depositary shares and warrants, and, if applicable, the conversion period and the conversion price or how the conversion price will be calculated, and under what circumstances it may be adjusted;

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  whether the preferred stock will be exchangeable into debt securities, and, if applicable, the exchange period and the exchange price or how the exchange price will be calculated, and under what circumstances it may be adjusted;

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  voting rights, if any, of the preferred stock;

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  preemption rights, if any;

  •
  restrictions on transfer, sale or other assignment, if any;

  •
  whether interests in the preferred stock will be represented by depositary shares;

  •
  a discussion of any material or special U.S. federal income tax considerations applicable to the preferred stock;

  •
  the relative ranking and preferences of the preferred stock as to dividend rights and rights if we liquidate, dissolve or wind up our affairs;

  •
  any limitations on issuances of any class or series of preferred stock ranking senior to or on a parity with the series of preferred stock being issued as to dividend rights and rights if we liquidate, dissolve or wind up our affairs; and

  •
  any other specific terms, rights, preferences, privileges, qualifications or restrictions of the preferred stock.

        When we issue shares of preferred stock under this prospectus, the shares will be fully paid and nonassessable and will not have, or be subject to, any rights of first refusal or similar rights.

        The General Corporation Law of the State of Delaware, the state of our incorporation, provides that the holders of preferred stock will have the right to vote separately as a class on any proposal involving fundamental changes in the rights of holders of that preferred stock. This right is in addition to any voting rights that may be provided for in the applicable certificate of designation.

        Share Purchase Rights Plan.    Each outstanding share of our common stock has attached to it one preferred share purchase right, which we refer to as a right. Each right entitles the registered holder of our common stock to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock, which we refer to as participating preferred shares, at a price of $30.00 per one one-hundredth of a participating preferred share, subject to adjustment. Each one one-hundredth of a share of participating preferred shares has designations and powers, preferences and rights, and the qualifications, limitations and restrictions that make its value approximately equal to the value of a share of our common stock. The description and terms of the rights are set forth in a Rights Agreement, dated as of May 6, 2003, as amended March 4, 2005, January 29, 2007 and July 17, 2009, between us and Mellon Investor Services, LLC, as rights agent, or the rights agreement, which is incorporated by reference as an exhibit into the registration statement of which this prospectus is a part.

        Until the distribution date described below, we will not issue separate certificates evidencing the rights. Until that date, the rights will be evidenced, with respect to any common stock certificate, by that common stock certificate. The rights will detach from the common stock and a distribution date will occur upon the earlier of the following dates:

  •
  the date of a public announcement that an "acquiring person," which may include an entity or group of affiliated or associated persons, has acquired beneficial ownership of 15% or more of our outstanding common stock, or

  •
  the 10th business day following the commencement of, or the first public announcement by any person or group of an intention to commence, a tender offer that would result in any person or entity, including a group of affiliated or associated persons, acquiring beneficial ownership of 15% or more of our outstanding common stock.

Our board of directors may postpone the distribution date by determining a later distribution date before the time any person or group becomes an acquiring person.

        The term "acquiring person" does not include us, any of our subsidiaries, any of our or our subsidiaries' employee benefit plans or any entity holding our common stock for or under any of our or our subsidiaries' employee benefit plans. In addition, a person who would otherwise be an acquiring person will not be considered an acquiring person if our board of directors determines in good faith that such person inadvertently became the beneficial owner of 15% or more of our common stock and such person divests itself, as promptly as practicable, of beneficial ownership of a sufficient number of shares of our common stock so that it would no longer otherwise qualify as an acquiring person.

        In addition, except under limited circumstances, no person or entity shall become an acquiring person as the result of our acquisition of our common stock that, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such person or entity to 15% or more of our outstanding common stock.

        The rights agreement provides that, until the distribution date, or earlier redemption or expiration of the rights, the rights will be transferred only with our common stock. The rights will be evidenced, with respect to any common stock certificate outstanding as of May 28, 2003, by that common stock certificate with a summary of the rights attached to it. Until the distribution date, or earlier redemption or expiration of the rights, new common stock certificates issued after May 28, 2003 upon transfer or new issuances of common stock will contain a notation incorporating the rights agreement by reference. Until the distribution date, the surrender for transfer of any certificates for common stock, even without a summary of the rights attached to it, also will constitute the transfer of the rights associated with the common stock represented by that certificate. As soon as practicable after the distribution date, separate certificates evidencing the rights will be mailed to holders of record of our common stock as of the close of business on the distribution date, and the separate right certificates alone will evidence the rights. Only our common stock issued before the distribution date will be issued with rights.

        The rights are not exercisable until the distribution date. The rights will expire on May 28, 2013, unless the rights are earlier redeemed or exchanged by us, in each case, as described below.

        The purchase price payable for the participating preferred shares, and the number of participating preferred shares or other securities or property issuable, upon exercise of the rights, as well as the number of rights outstanding, are subject to adjustment from time to time to prevent dilution in the following circumstances:

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  in the event of a stock dividend on, or a subdivision, combination or reclassification of, the participating preferred shares,

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  upon the grant to holders of the participating preferred shares of rights or warrants to subscribe for or purchase participating preferred shares at a price, or securities convertible into participating preferred shares with a conversion price, less than the current market price of the participating preferred shares, or

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  upon the distribution to holders of the participating preferred shares of evidences of indebtedness, securities or assets, excluding regular quarterly cash dividends or dividends payable in participating preferred shares or of subscription rights or warrants, other than those referred to above.

        The number of outstanding rights and the number of one one-hundredths of a participating preferred share issuable upon exercise of each right are also subject to adjustment in the event of a dividend or other distribution on the common stock payable in common stock or subdivisions, consolidations or combinations of our common stock occurring, in any of those cases, before the distribution date.

        Participating preferred shares purchasable upon exercise of the rights will not be redeemable. Each participating preferred share will be entitled to a minimum preferential quarterly dividend payment of $1.00 per share and will be entitled to an aggregate dividend of 100 times the dividend declared per share of our common stock. If there is a liquidation, the holders of the participating preferred shares will be entitled to a minimum preferential liquidation payment of $100 per share and will be entitled to an aggregate payment of 100 times the payment made per share of our common stock. Each participating preferred share will have 100 votes, voting together with our common stock. If there is a merger, consolidation or other transaction in which our common stock is exchanged, each participating preferred share will be entitled to receive 100 times the amount received per share of our common stock. These rights are protected by customary antidilution provisions.

        Because of the nature of the dividend, liquidation and voting rights of the participating preferred shares, the value of the one one-hundredth interest in a participating preferred share purchasable upon exercise of each right should approximate the value of one share of our common stock.

        If any person or group becomes an acquiring person, or if we are the surviving corporation in a merger with an acquiring person or any affiliate or associate of an acquiring person and our common stock is not changed or exchanged, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive upon exercise of the right at the then-current market price, instead of participating preferred shares, that number of shares of our common stock having a market value of two times the exercise price of the right. If we do not have sufficient common stock issued but not outstanding, or authorized but unissued, to permit the exercise in full of the rights, we will be required to take all action necessary to authorize additional common stock for issuance upon exercise of the rights.

        If, after a person or group has become an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our consolidated assets or earning power are sold, proper provision will be made so that each holder of a right, other than rights beneficially owned by the acquiring person, which will become null and void, will have the right to receive, upon the exercise of the right at its then-current exercise price and instead of participating preferred shares, that number of shares of common stock of the acquiring company, or its parent, that at the time of the transaction will have a market value of two times the exercise price of the right.

        At any time after any person or group becomes an acquiring person and before the acquisition by that person or group of 50% or more of our outstanding common stock, our board of directors may exchange the rights, in whole or in part, for a number of shares of our common stock, per right, having an aggregate value equal to the excess of the value of the shares of our common stock issuable upon exercise of a right after a person or group becomes an acquiring person over the purchase price, subject to adjustment. Our board of directors will not exchange the rights owned by the acquiring person or group, which will have become null and void upon such person or group becoming an acquiring person.

        With specified exceptions, no adjustments in the purchase price for the preferred shares will be required until cumulative adjustments require an adjustment of at least 1% of that purchase price. No fractional participating preferred shares will be issued, other than fractions that are integral multiples of one one-hundredth of a participating preferred share, which may, at our election, be evidenced by depositary receipts. Instead of issuing fractional participating preferred shares, we will make an adjustment in cash based on the market price of the participating preferred shares on the last trading day before the date of exercise.

        Upon approval by our board of directors, we may redeem the rights, in whole, but not in part, at a price of $.001 per right at any time until the earlier of:

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  the day of a public announcement that a person or group has become an acquiring person, or

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  May 28, 2013.

        Until a right is exercised, the holder of the right, in the capacity of a holder, will have no rights as a stockholder of ours, including, without limitation, the right to vote or to receive dividends. Although the distribution of the rights will not be taxable to stockholders or to us, stockholders may, depending upon the circumstances, recognize taxable income in the event that the rights become exercisable for our common stock or other consideration, or for common stock of the acquiring company or its parent as set forth above.

        Any of the provisions of the rights agreement may be amended or supplemented by our board of directors before the distribution date. From and after the distribution date, we and the rights agent may amend or supplement the rights agreement from time to time without the approval of any holders of rights:

  •
  to cure any ambiguity, or to correct or supplement any defective or inconsistent provisions, or

  •
  to make any other provisions with respect to the rights that we and the rights agent may deem necessary or desirable.

        Notwithstanding this right to amend or supplement, from and after the distribution date, the rights agreement may not be amended in any manner that would adversely affect the interest of the holders of rights.

        On March 4, 2005, we amended the rights agreement in connection with the purchase of our Series A Exchangeable Preferred Stock, or the Exchangeable Preferred, by Warburg Pincus Private Equity VIII, L.P., which we otherwise refer to as Warburg Pincus or the selling stockholder herein, and which such purchase is more fully described below, to provide that Warburg Pincus and its affiliates will be exempt from the rights agreement unless Warburg Pincus and its affiliates become, without our prior consent, the beneficial owner of more than 44% of our common stock.

        On January 29, 2007, we amended the rights agreement in connection with an underwritten offering of 9,000,000 shares of our common stock of which Baker Brothers Life Sciences, L.P. and certain other affiliated funds, collectively referred to as Baker, purchased 3,300,000 shares. Such amendment provides that Baker and its affiliates will be exempt from the rights agreement unless Baker and its affiliates become, without our prior consent, the beneficial owner of more than 20% of our common stock. According to filings with the SEC, as of February 17, 2009, Baker owns less than 10% of our outstanding common stock.

        On July 17, 2009, we amended the definition of Preferred Shares as defined in the rights agreement, as amended, to mean shares of Series A Junior Participating Preferred Stock of the Company having the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions set forth in the Certificate of Designation of Series A Junior Participating Preferred Stock of the Company originally filed with the Delaware Secretary of State on May 6, 2003, as the same may be amended or restated from time to time. On July 17, 2009 we filed a Certificate of Amendment to the Certificate of Designation of Series A Junior Participating Preferred Stock to increase the number of shares issuable thereunder from 1,000,000 shares to 1,500,000 shares.

        The rights have certain anti-takeover effects. The rights will cause substantial dilution to a person or group that attempts to acquire us on terms not approved by our board of directors. The rights should not interfere with any merger or other business combination approved by our board of directors since the rights may be amended to permit such an acquisition or they can be redeemed by us at $.001 per right prior to the earliest of the time that a person or group has acquired beneficial ownership of 15% or more of our common stock or the final expiration date of the rights.

Registration Rights

        In connection with the sale of Exchangeable Preferred, we entered into a Registration Rights Agreement between us and the purchasers of Exchangeable Preferred. Pursuant to this Registration Rights Agreement, beginning on March 4, 2007 and as more fully described below with respect to Warburg Pincus under "Selling Stockholder," the purchasers of Exchangeable Preferred are, subject to the conditions set forth in such agreement, entitled to certain registration rights with respect to our common stock.

Anti-Takeover Provisions

        Delaware Takeover Statute.    We are subject to Section 203 of the General Corporation Law of the State of Delaware, or DGCL, which regulates acquisitions of some Delaware corporations. In general, Section 203 prohibits, with some exceptions, a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years following the date of the transaction in which the person became an interested stockholder, unless:

  •
  the board of directors of the corporation approved either the business combination or the transaction in which the person became an interested stockholder prior to the time such person became an interested stockholder;

  •
  upon consummation of the transaction that resulted in the person becoming an interested stockholder, the person owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by persons who are directors and also officers of the corporation and shares issued under employee stock plans under which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

  •
  on or subsequent to the date the person became an interested stockholder, the board of directors of the corporation approved the business combination and the stockholders of the corporation authorized the business combination at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding stock of the corporation not owned by the interested stockholder.

        Section 203 of the DGCL generally defines a "business combination" to include any of the following:

  •
  any merger or consolidation involving the corporation and the interested stockholder;

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  any sale, transfer, pledge or other disposition of 10% or more of the corporation's assets involving the interested stockholder;

  •
  in general, any transaction that results in the issuance or transfer by the corporation of any of its stock to the interested stockholder;

  •
  any transaction involving the corporation that has the effect of increasing the proportionate share of its stock owned by the interested stockholder; or

  •
  the receipt by the interested stockholder of the benefit of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

        In general, Section 203 defines an "interested stockholder" as any person who, together with the person's affiliates and associates, owns, or within three years prior to the determination of interested stockholder status did own, 15% or more of a corporation's voting stock.

        Section 203 of the DGCL could depress our stock price and delay, discourage or prohibit transactions not approved in advance by our board of directors, such as takeover attempts that might otherwise involve the payment to our stockholders of a premium over the market price of our common stock.

        Bylaw and Certificate of Incorporation Provisions.    Our amended and restated bylaws provide that special meetings of our stockholders may be called only by the Chairman of our board of directors, our Chief Executive Officer or by our board of directors pursuant to a resolution adopted by a majority of the total number of authorized directors. Our amended and restated certificate of incorporation, as amended, together with our amended and restated bylaws, also specify that the authorized number of directors may be changed only by resolution of the board of directors. Our amended and restated certificate of incorporation, as amended, does not include a provision for cumulative voting for directors. Under cumulative voting, a minority stockholder holding a sufficient percentage of a class of shares may be able to ensure the election of one or more directors. These and other provisions contained in our certificate of incorporation and bylaws could delay or discourage transactions involving an actual or potential change in control of us or our management, including transactions in which stockholders might otherwise receive a premium for their shares over then-current prices. Such provisions could also limit the ability of stockholders to remove current management or approve transactions that stockholders may deem to be in their best interests and could adversely affect the price of our common stock.

        Standstill and Voting Agreement.    On March 2, 2005, we entered into a Securities Purchase Agreement with Warburg Pincus and certain other investors pursuant to which we issued and sold an aggregate of 2,352,443 shares of our Exchangeable Preferred at a price per share of $22.10. On May 18, 2005, at our annual meeting of stockholders, our stockholders voted to approve the issuance of shares of our common stock upon exchange of shares of the Exchangeable Preferred. As a result of such approval, we issued a total of 23,524,430 shares of common stock upon exchange of 2,352,443 shares of Exchangeable Preferred. In connection with Warburg Pincus' purchase of Exchangeable Preferred, we entered into a letter agreement with Warburg Pincus and certain of its affiliates, dated March 4, 2005, pursuant to which they agreed not to pursue, for so long as they continue to own a specified number of shares of our common stock, certain activities, the purpose or effect of which may be to change or influence the control of the Company, without the approval of our board of directors. In addition, with respect to any vote to elect or remove members of our board of directors, Warburg Pincus and its affiliates agreed to vote any shares of common stock owned by them in excess of 33% of our total outstanding common stock, at their option, either as recommended by our board of directors or in the same proportion as the votes of shares of all other common stock voted in such election.

        As of August 18, 2009, we had approximately 89.9 million shares of common stock outstanding, of which, based upon information provided by Warburg Pincus, a Schedule 13D/A filed with the SEC by Warburg Pincus and certain affiliates thereof on May 30, 2008 and other public documents filed with the SEC, Warburg Pincus owned 26,124,430 shares, or approximately 29.0% of the voting power of our outstanding common stock. Although Warburg Pincus has entered into a standstill agreement with us, it is, and will continue to be, able to exercise substantial influence over any actions requiring stockholder approval. As described more fully below under "Selling Stockholder," Warburg Pincus may offer and sell, from time to time, up to an aggregate of 26,124,430 shares of common stock under this prospectus.

Transfer Agent And Registrar

        The transfer agent and registrar for our common stock is BNY Mellon Shareowner Services.

Listing on the Nasdaq Global Market

        Our common stock is listed on the Nasdaq Global Market under the symbol "ALTH."

DESCRIPTION OF DEPOSITARY SHARES

        We may offer fractional shares of preferred stock rather than full shares of preferred stock, and, in that event, will issue receipts for depositary shares. Each of these depositary shares will represent a fraction, which will be set forth in the applicable prospectus supplement, of a share of the applicable series of preferred stock.

        The shares of any series of preferred stock underlying any depositary shares that we may sell under this prospectus will be deposited under a deposit agreement between us and a depositary selected by us. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, in proportion to the applicable fraction of a share of the preferred stock underlying the depositary share, to all of the rights, preferences and privileges, and be subject to the qualifications and restrictions, of the preferred stock underlying that depositary share.

        The depositary shares will be evidenced by depositary receipts issued under a deposit agreement. Depositary receipts will be distributed to the holders of the depositary shares that are sold in the applicable offering. A form of deposit agreement, including a form of depositary receipt, has been filed as an exhibit to the registration statement of which this prospectus is a part, and supplements to those forms containing other terms of any depositary shares that we sell under this prospectus will be incorporated by reference into the registration statement of which this prospectus is a part from reports we file with the SEC. The following description of the material terms of the deposit agreement, the depositary shares and the depositary receipts is only a summary. We urge you to read the prospectus supplements relating to any depositary shares that are sold under this prospectus, as well as the complete deposit agreement and depositary receipt.

Form

        Pending the preparation of definitive depositary receipts, the depositary may, upon our written order, issue temporary depositary receipts substantially identical to the definitive depositary receipts but not in definitive form. These temporary depositary receipts entitle their holders to all of the rights of definitive depositary receipts. Temporary depositary receipts will then be exchangeable for definitive depositary receipts at our expense.

Dividends and Other Distributions

        The depositary will distribute all cash dividends or other cash distributions received with respect to the underlying preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

        If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders, unless the depositary determines that it is not feasible to do so. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to those holders in proportion to the number of depositary shares owned by them.

Withdrawal of Underlying Preferred Stock

        Except as otherwise provided in a prospectus supplement, holders may surrender depositary receipts at the principal office of the depositary and, upon payment of any unpaid amount due to the depositary, be entitled to receive the number of whole shares of underlying preferred stock and all money and other property represented by the related depositary shares. We will not issue any partial shares of preferred stock. If the holder delivers depositary receipts evidencing a number of depositary shares that represent more than a whole number of shares of preferred stock, the depositary will issue a new depositary receipt evidencing the excess number of depositary shares to the holder.

Redemption of Depositary Shares

        If the preferred stock underlying any depositary shares we may sell under this prospectus is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from any such redemption, in whole or in part, of that underlying preferred stock. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the underlying preferred stock. Whenever we redeem shares of underlying preferred stock that are held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing the shares of underlying preferred stock so redeemed. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or proportionately, as may be determined by the depositary.

Voting

        Upon receipt of notice of any meeting at which holders of the preferred stock underlying any depositary shares that we may sell under this prospectus are entitled to vote, the depositary will mail the information contained in the notice to the record holders of the depositary shares. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the underlying preferred stock, will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the underlying preferred stock represented by the holder's depositary shares. The depositary will then try, as far as practicable, to vote the number of shares of preferred stock underlying those depositary shares in accordance with those instructions, and we will agree to take all reasonable actions that may be deemed necessary by the depositary to enable the depositary to do so. The depositary will not vote the underlying preferred stock to the extent it does not receive specific instructions with respect to the depositary shares representing such preferred stock.

Conversion of Preferred Stock

        If the prospectus supplement relating to any depositary shares that we may sell under this prospectus states that the underlying preferred stock is convertible into our common stock or other securities, the following will apply. The depositary shares, as such, will not be convertible into any of our securities. Rather, any holder of the depositary shares may surrender the related depositary receipts to the depositary with written instructions that direct us to cause conversion of the preferred stock represented by the depositary shares into or for whole shares of our common stock or other securities, as applicable. Upon receipt of those instructions and any amounts payable by the holder in connection with the conversion, we will cause the conversion using the same procedures as those provided for conversion of the underlying preferred stock. If only some of a holder's depositary shares are converted, a new depositary receipt or receipts will be issued to the holder for any depositary shares not converted.

Amendment and Termination of the Deposit Agreement

        The form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement may at any time be amended by agreement between us and the depositary. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective until 90 days after notice of that amendment has been given to the holders. Each holder of depositary shares at the time any amendment becomes effective shall be deemed to consent and agree to that amendment and to be bound by the deposit agreement as so amended. The deposit agreement may be terminated by us or by the depositary only if all outstanding depositary shares have been redeemed or converted into any other securities into which the underlying preferred stock is convertible or there has been a final distribution, including to holders of depositary receipts, of the underlying preferred stock in connection with our liquidation, dissolution or winding up.

Charges of Depositary

        We will pay all charges of the depositary, except for taxes and governmental charges and other charges as are expressly provided for in the deposit agreement to be for the account of the holders of depositary shares or persons other than ourselves who may deposit any underlying preferred stock with the depositary.

Reports

        The depositary will forward to holders of depositary receipts all notices and reports from us that we deliver to the depositary and that we are required to furnish to the holders of the underlying preferred stock.

Limitation on Liability

        Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our respective obligations under the deposit agreement. Our obligations and those of the depositary will be limited to performance of our respective duties under the deposit agreement without, in our case, negligence or bad faith or, in the case of the depositary, negligence or willful misconduct. We and the depositary may rely upon advice of counsel or accountants, or upon information provided by persons presenting the underlying preferred stock for deposit, holders of depositary receipts or other persons believed by us in good faith to be competent and on documents believed to be genuine.

Resignation and Removal of Depositary

        The depositary may resign at any time by delivering notice to us of its election to resign. We may remove the depositary at any time. Any resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

DESCRIPTION OF DEBT SECURITIES

        The following description, together with the additional information we include in any applicable prospectus supplements, summarizes the material terms and provisions of the debt securities that we may offer under this prospectus. While the terms we have summarized below will generally apply to any future debt securities we may offer under this prospectus, we will describe the particular terms of any debt securities that we may offer in more detail in the applicable prospectus supplement. The terms of any debt securities we offer under a prospectus supplement may differ from the terms we describe below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. As of the date of this prospectus, we have no outstanding registered debt securities.

        We will issue senior notes under a senior indenture, which we will enter into with the trustee to be named in the senior indenture. We will issue subordinated notes under a subordinated indenture, which we will enter into with the trustee to be named in the subordinated indenture. We have filed forms of these documents as exhibits to the registration statement of which this prospectus is a part. We use the term "indentures" to refer to both the senior indenture and the subordinated indenture.

        The indentures will be qualified under the Trust Indenture Act of 1939. We use the term "debenture trustee" to refer to either the senior trustee or the subordinated trustee, as applicable.

        The following summaries of material provisions of the senior notes, the subordinated notes and the indentures are subject to, and qualified in their entirety by reference to, all the provisions of the indenture applicable to a particular series of debt securities. We urge you to read the applicable prospectus supplements related to the debt securities that we sell under this prospectus, as well as the complete indentures that contain the terms of the debt securities. Except as we may otherwise indicate, the terms of the senior and the subordinated indentures are identical.

General

        The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors and set forth or determined in the manner provided in an officers' certificate or by a supplemental indenture. Debt securities may be issued in separate series without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the debt securities of any series. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series, including any pricing supplement. The prospectus supplement will set forth:

  •
  the title;

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  the principal amount being offered, and, if a series, the total amount authorized and the total amount outstanding;

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  any limit on the amount that may be issued;

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  whether or not we will issue the series of debt securities in global form and, if so, the terms and who the depositary will be;

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  the maturity date;

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  whether and under what circumstances, if any, we will pay additional amounts on any debt securities held by a person who is not a U.S. person for tax purposes, and whether we can redeem the debt securities if we have to pay such additional amounts;

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  the annual interest rate, which may be fixed or variable, or the method for determining the rate, the date interest will begin to accrue, the dates interest will be payable and the regular record dates for interest payment dates or the method for determining such dates;

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  whether or not the debt securities will be secured or unsecured, and the terms of any secured debt;

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  the terms of the subordination of any series of subordinated debt;

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  the place where payments will be payable;

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  restrictions on transfer, sale or other assignment, if any;

  •
  our right, if any, to defer payment of interest and the maximum length of any such deferral period;

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  the date, if any, after which, the conditions upon which, and the price at which we may, at our option, redeem the series of debt securities pursuant to any optional or provisional redemption provisions, and any other applicable terms of those redemption provisions;

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  the date, if any, on which, and the price at which we are obligated, pursuant to any mandatory sinking fund or analogous fund provisions or otherwise, to redeem, or at the holder's option to purchase, the series of debt securities and the currency or currency unit in which the debt securities are payable;

  •
  whether the indenture will restrict our ability and/or the ability of our subsidiaries to:

  •
  incur additional indebtedness;

  •
  issue additional securities;

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  create liens;

  •
  pay dividends and make distributions in respect of our capital stock and the capital stock of our subsidiaries;

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  redeem capital stock;

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  place restrictions on our subsidiaries' ability to pay dividends, make distributions or transfer assets;

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  make investments or other restricted payments;

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  sell or otherwise dispose of assets;

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  enter into sale-leaseback transactions;

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  engage in transactions with stockholders and affiliates;

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  issue or sell stock of our subsidiaries; or

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  effect a consolidation or merger;

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  whether the indenture will require us to maintain any interest coverage, fixed charge, cash flow-based, asset-based or other financial ratios;

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  a discussion of any material or special U.S. federal income tax considerations applicable to the debt securities;

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  information describing any book-entry features;

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  provisions for a sinking fund purchase or other analogous fund, if any;

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  whether the debt securities are to be offered at a price such that they will be deemed to be offered at an "original issue discount" as defined in paragraph (a) of Section 1273 of the Internal Revenue Code;

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  the procedures for any auction and remarketing, if any;

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  the denominations in which we will issue the series of debt securities, if other than denominations of $1,000 and any integral multiple thereof;

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  if other than dollars, the currency in which the series of debt securities will be denominated; and

  •
  any other specific terms, preferences, rights or limitations of, or restrictions on, the debt securities, including any events of default that are in addition to those described in this prospectus or any covenants provided with respect to the debt securities that are in addition to those described above, and any terms that may be required by us or advisable under applicable laws or regulations or advisable in connection with the marketing of the debt securities.

Conversion or Exchange Rights

        We will set forth in the prospectus supplement the terms on which a series of debt securities may be convertible into or exchangeable for common stock or other securities of ours or a third party, including the conversion or exchange rate, as applicable, or how it will be calculated, and the applicable conversion or exchange period. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of our securities or the securities of a third party that the holders of the series of debt securities receive upon conversion or exchange would, under the circumstances described in those provisions, be subject to adjustment, or pursuant to which those holders would, under those circumstances, receive other property upon conversion or exchange, for example in the event of our merger or consolidation with another entity.

Consolidation, Merger or Sale

        The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not contain any covenant that restricts our ability to merge or consolidate, or sell, convey, transfer or otherwise dispose of all or substantially all of our assets. However, any successor of ours or the acquiror of such assets must assume all of our obligations under the indentures and the debt securities.

        If the debt securities are convertible for our other securities, the person with whom we consolidate or merge or to whom we sell all of our property must make provisions for the conversion of the debt securities into securities that the holders of the debt securities would have received if they had converted the debt securities before the consolidation, merger or sale.

Events of Default Under the Indenture

        The following are events of default under the indentures with respect to any series of debt securities that we may issue:

  •
  if we fail to pay interest when due and payable and our failure continues for 90 days and the time for payment has not been extended or deferred;

  •
  if we fail to pay the principal, sinking fund payment or premium, if any, when due and payable and the time for payment has not been extended or delayed;

  •
  if we fail to observe or perform any other covenant contained in the debt securities or the indentures, other than a covenant specifically relating to another series of debt securities, and our failure continues for 90 days after we receive notice from the debenture trustee or holders of at least 25% in aggregate principal amount of the outstanding debt securities of the applicable series; and

  •
  if specified events of bankruptcy, insolvency or reorganization occur.

        If an event of default with respect to debt securities of any series occurs and is continuing, other than an event of default specified in the last bullet point above, the debenture trustee or the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series, by notice to us in writing, and to the debenture trustee if notice is given by such holders, may declare the unpaid principal of, premium, if any, and accrued interest, if any, due and payable immediately. If an event of default specified in the last bullet point above occurs with respect to us, the principal amount of and accrued interest, if any, of each issue of debt securities then outstanding shall be due and payable without any notice or other action on the part of the debenture trustee or any holder.

        The holders of a majority in principal amount of the outstanding debt securities of an affected series may waive any default or event of default with respect to the series and its consequences, except defaults or events of default regarding payment of principal, premium, if any, or interest, unless we have cured the default or event of default in accordance with the indenture. Any waiver shall cure the default or event of default.

        Subject to the terms of the indentures, if an event of default under an indenture shall occur and be continuing, the debenture trustee will be under no obligation to exercise any of its rights or powers under such indenture at the request or direction of any of the holders of the applicable series of debt securities, unless such holders have offered the debenture trustee reasonable indemnity. The holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or exercising any trust or power conferred on the debenture trustee, with respect to the debt securities of that series, provided that:

  •
  the direction so given by the holder is not in conflict with any law or the applicable indenture; and

  •
  subject to its duties under the Trust Indenture Act of 1939, the debenture trustee need not take any action that might involve it in personal liability or might be unduly prejudicial to the holders not involved in the proceeding.

        A holder of the debt securities of any series will only have the right to institute a proceeding under the indentures or to appoint a receiver or trustee, or to seek other remedies if:

  •
  the holder has given written notice to the debenture trustee of a continuing event of default with respect to that series;

  •
  the holders of at least 25% in aggregate principal amount of the outstanding debt securities of that series have made written request, and such holders have offered reasonable indemnity, to the debenture trustee to institute the proceeding as trustee; and

  •
  the debenture trustee does not institute the proceeding and does not receive from the holders of a majority in aggregate principal amount of the outstanding debt securities of that series other conflicting directions within 90 days after the notice, request and offer.

        These limitations do not apply to a suit instituted by a holder of debt securities if we default in the payment of the principal, premium, if any, or interest on, the debt securities.

        We will periodically file statements with the debenture trustee regarding our compliance with specified covenants in the indentures.

Modification of Indenture; Waiver

        We and the debenture trustee may change an indenture without the consent of any holders with respect to specific matters, including:

  •
  to fix any ambiguity, defect or inconsistency in the indenture;

  •
  to comply with the provisions described above under "—Consolidation, Merger or Sale";

  •
  to comply with any requirements of the SEC in connection with the qualification of any indenture under the Trust Indenture Act of 1939;

  •
  to evidence and provide for the acceptance of appointment hereunder by a successor trustee;

  •
  to provide for uncertificated debt securities and to make all appropriate changes for such purpose;

  •
  to add to, delete from, or revise the conditions, limitations and restrictions on the authorized amount, terms or purposes of issuance, authorization and delivery of debt securities or any series, as set forth in the indenture;

  •
  to provide for the issuance of and establish the form and terms and conditions of the debt securities of any series as provided under "—General" to establish the form of any certifications required to be furnished pursuant to the terms of the indenture or any series of debt securities, or to add to the rights of the holders of any series of debt securities;

  •
  to add to our covenants such new covenants, restrictions, conditions or provisions for the protection of the holders, to make the occurrence, or the occurrence and the continuance, of a default in any such additional covenants, restrictions, conditions or provisions an event of default, or to surrender any of our rights or powers under the indenture; or

  •
  to change anything that does not materially adversely affect the interests of any holder of debt securities of any series.

        In addition, under the indentures, the rights of holders of a series of debt securities may be changed by us and the debenture trustee with the written consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each series that is affected. However, we and the debenture trustee may only make the following changes with the consent of each holder of any outstanding debt securities affected:

  •
  extending the fixed maturity of the series of debt securities;

  •
  reducing the principal amount, reducing the rate of or extending the time of payment of interest, or reducing any premium payable upon the redemption of any debt securities; or

  •
  reducing the percentage of debt securities, the holders of which are required to consent to any amendment, supplement, modification or waiver.

Discharge

        Each indenture provides that we can elect to be discharged from our obligations with respect to one or more series of debt securities, except for obligations to:

  •
  register the transfer or exchange of debt securities of the series;

  •
  replace stolen, lost or mutilated debt securities of the series;

  •
  maintain paying agencies;

  •
  hold monies for payment in trust;

  •
  recover excess money held by the debenture trustee;

  •
  compensate and indemnify the debenture trustee; and

  •
  appoint any successor trustee.

        In order to exercise our rights to be discharged, we must deposit with the debenture trustee money or government obligations sufficient to pay all the principal of, any premium, if any, and interest on, the debt securities of the series on the dates payments are due.

Form, Exchange and Transfer

        We will issue the debt securities of each series only in fully registered form without coupons and, unless we otherwise specify in the applicable prospectus supplement, in denominations of $1,000 and any integral multiple thereof. The indentures provide that we may issue debt securities of a series in temporary or permanent global form and as book-entry securities that will be deposited with, or on behalf of, The Depository Trust Company, New York, New York, known as DTC, or another depositary named by us and identified in a prospectus supplement with respect to that series. See "Legal Ownership of Securities" for a further description of the terms relating to any book-entry securities.

        At the option of the holder, subject to the terms of the indentures and the limitations applicable to global securities described in the applicable prospectus supplement, the holder of the debt securities of any series can exchange the debt securities for other debt securities of the same series, in any authorized denomination and of like tenor and aggregate principal amount.

        Subject to the terms of the indentures and the limitations applicable to global securities set forth in the applicable prospectus supplement, holders of the debt securities may present the debt securities for exchange or for registration of transfer, duly endorsed or with the form of transfer endorsed thereon duly executed if so required by us or the security registrar, at the office of the security registrar or at the office of any transfer agent designated by us for this purpose. Unless otherwise provided in the debt securities that the holder presents for transfer or exchange, we will make no service charge for any registration of transfer or exchange, but we may require payment of any taxes or other governmental charges.

        We will name in the applicable prospectus supplement the security registrar, and any transfer agent in addition to the security registrar, that we initially designate for any debt securities. We may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that we will be required to maintain a transfer agent in each place of payment for the debt securities of each series.

        If we elect to redeem the debt securities of any series, we will not be required to:

  •
  issue, register the transfer of, or exchange any debt securities of any series being redeemed in part during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any debt securities that may be selected for redemption and ending at the close of business on the day of the mailing; or

  •
  register the transfer of or exchange any debt securities so selected for redemption, in whole or in part, except the unredeemed portion of any debt securities we are redeeming in part.

Information Concerning the Debenture Trustee

        The debenture trustee, other than during the occurrence and continuance of an event of default under an indenture, undertakes to perform only those duties as are specifically set forth in the applicable indenture. Upon an event of default under an indenture, the debenture trustee must use the same degree of care as a prudent person would exercise or use in the conduct of his or her own affairs. Subject to this provision, the debenture trustee is under no obligation to exercise any of the powers given it by the indentures at the request of any holder of debt securities unless it is offered reasonable security and indemnity against the costs, expenses and liabilities that it might incur.

Payment and Paying Agents

        Unless we otherwise indicate in the applicable prospectus supplement, we will make payment of the interest on any debt securities on any interest payment date to the person in whose name the debt securities, or one or more predecessor securities, are registered at the close of business on the regular record date for the interest.

        We will pay principal of and any premium and interest on the debt securities of a particular series at the office of the paying agents designated by us, except that, unless we otherwise indicate in the applicable prospectus supplement, we may make interest payments by check that we will mail to the holder or by wire transfer to certain holders. Unless we otherwise indicate in a prospectus supplement, we will designate the corporate office of the debenture trustee in the City of New York as our sole paying agent for payments with respect to debt securities of each series. We will name in the applicable prospectus supplement any other paying agents that we initially designate for the debt securities of a particular series. We will maintain a paying agent in each place of payment for the debt securities of a particular series.

        All money we pay to a paying agent or the debenture trustee for the payment of the principal of or any premium or interest on any debt securities that remains unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to us, and the holder of the debt security thereafter may look only to us for payment thereof.

Governing Law

        The indentures and the debt securities will be governed by and construed in accordance with the laws of the State of New York, except to the extent that the Trust Indenture Act of 1939 is applicable.

Subordination of Subordinated Debt Securities

        The subordinated debt securities will be subordinate and junior in priority of payment to certain of our other indebtedness to the extent described in a prospectus supplement. The indentures in the forms initially filed as exhibits to the registration statement of which this prospectus is a part do not limit the amount of indebtedness that we may incur, including senior indebtedness or subordinated indebtedness, and do not limit us from issuing any other debt, including secured debt or unsecured debt.

DESCRIPTION OF WARRANTS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus. While the terms we have summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants in more detail in the applicable prospectus supplement. The terms of any warrants offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We have filed forms of the warrant agreements and forms of warrant certificates containing the terms of the warrants being offered as exhibits to the registration statement of which this prospectus is a part. We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of warrant agreement, including a form of warrant certificate, that describes the terms of the particular series of warrants we are offering before the issuance of the related series of warrants. The following summaries of material provisions of the warrants and the warrant agreements are subject to, and qualified in their entirety by reference to, all the provisions of the warrant agreement and warrant certificate applicable to a particular series of warrants. We urge you to read the applicable prospectus supplements related to the particular series of warrants that we sell under this prospectus, as well as the complete warrant agreements and warrant certificates that contain the terms of the warrants.

General

        We will describe in the applicable prospectus supplement the terms relating to a series of warrants, including:

  •
  the offering price and aggregate number of warrants offered;

  •
  the currency for which the warrants may be purchased;

  •
  if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

  •
  if applicable, the date on and after which the warrants and the related securities will be separately transferable;

  •
  in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency in which, this principal amount of debt securities may be purchased upon such exercise;

  •
  in the case of warrants to purchase common stock or preferred stock, the number of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

  •
  the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreements and the warrants;

  •
  the terms of any rights to redeem or call the warrants;

  •
  any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

  •
  the dates on which the right to exercise the warrants will commence and expire;

  •
  the manner in which the warrant agreements and warrants may be modified;

  •
  U.S. federal income tax consequences of holding or exercising the warrants;

  •
  the terms of the securities issuable upon exercise of the warrants; and

  •
  any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

        Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

  •
  in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

  •
  in the case of warrants to purchase common stock or preferred stock, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

        Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

        Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

        Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

        Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Outstanding Warrants

        As of August 18, 2009, there were no outstanding warrants to purchase shares of our common stock or preferred stock.

DESCRIPTION OF UNITS

        The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the units that we may offer under this prospectus. While the terms we have summarized below will apply generally to any units that we may offer under this prospectus, we will describe the particular terms of any series of units in more detail in the applicable prospectus supplement. The terms of any units offered under a prospectus supplement may differ from the terms described below. However, no prospectus supplement will fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness.

        We will file as exhibits to the registration statement of which this prospectus is a part, or will incorporate by reference from a current report on Form 8-K that we file with the SEC, the form of unit agreement that describes the terms of the series of units we are offering, and any supplemental agreements, before the issuance of the related series of units. The following summaries of material terms and provisions of the units are subject to, and qualified in their entirety by reference to, all the provisions of the unit agreement and any supplemental agreements applicable to a particular series of units. We urge you to read the applicable prospectus supplements related to the particular series of units that we sell under this prospectus, as well as the complete unit agreement and any supplemental agreements that contain the terms of the units.

General

        We may issue units comprised of one or more debt securities, shares of common stock, shares of preferred stock and warrants in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date.

        We will describe in the applicable prospectus supplement the terms of the series of units, including:

  •
  the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

  •
  any provisions of the governing unit agreement that differ from those described below; and

  •
  any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units.

        The provisions described in this section, as well as those described under "Description of Capital Stock," "Description of Depositary Shares," "Description of Debt Securities" and "Description of Warrants" will apply to each unit and to any common stock, preferred stock, debt security or warrant included in each unit, respectively.

Issuance in Series

        We may issue units in such amounts and in numerous distinct series as we determine.

Enforceability of Rights by Holders of Units

        Each unit agent will act solely as our agent under the applicable unit agreement and will not assume any obligation or relationship of agency or trust with any holder of any unit. A single bank or trust company may act as unit agent for more than one series of units. A unit agent will have no duty or responsibility in case of any default by us under the applicable unit agreement or unit, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a unit may, without the consent of the related unit agent or the holder of any other unit, enforce by appropriate legal action its rights as holder under any security included in the unit.

Title

        We, the unit agents and any of their agents may treat the registered holder of any unit certificate as an absolute owner of the units evidenced by that certificate for any purpose and as the person entitled to exercise the rights attaching to the units so requested, despite any notice to the contrary. See "Legal Ownership of Securities."

LEGAL OWNERSHIP OF SECURITIES

        We can issue securities in registered form or in the form of one or more global securities. We describe global securities in greater detail below. We refer to those persons who have securities registered in their own names on the books that we or any applicable trustee or depositary or warrant agent maintain for this purpose as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those persons who, indirectly through others, own beneficial interests in securities that are not registered in their own names, as "indirect holders" of those securities. As we discuss below, indirect holders are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect holders.

Book-Entry Holders

        We may issue securities in book-entry form only, as we will specify in the applicable prospectus supplement. This means securities may be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, which are referred to as participants, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Only the person in whose name a security is registered is recognized as the holder of that security. Global securities will be registered in the name of the depositary. Consequently, for global securities, we will recognize only the depositary as the holder of the securities, and we will make all payments on the securities to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors in a global security will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect holders, and not holders, of the securities.

Street Name Holders

        We may terminate global securities or issue securities that are not issued in global form. In these cases, investors may choose to hold their securities in their own names or in "street name." Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we or any applicable trustee or depositary will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities, and we or any such trustee or depositary will make all payments on those securities to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect holders, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of any applicable trustee or third party employed by us or a trustee, run only to the legal holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect holder of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for the payment or notice even if that holder is required, under agreements with its participants or customers or by law, to pass it along to the indirect holders but does not do so. Similarly, we may want to obtain the approval of the holders to amend an indenture, to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture, or for other purposes. In such an event, we would seek approval only from the holders, and not the indirect holders, of the securities. Whether and how the holders contact the indirect holders is up to the holders.

Special Considerations for Indirect Holders

        If you hold securities through a bank, broker or other financial institution, either in book-entry form because the securities are represented by one or more global securities or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holders' consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

Global Securities

        A global security is a security that represents one or any other number of individual securities held by a depositary. Generally, all securities represented by the same global securities will have the same terms.

        Each security issued in book-entry form will be represented by a global security that we issue to, deposit with and register in the name of a financial institution or its nominee that we select. The financial institution that we select for this purpose is called the depositary. Unless we specify otherwise in the applicable prospectus supplement, DTC will be the depositary for all securities issued in book-entry form.

        A global security may not be transferred to or registered in the name of anyone other than the depositary, its nominee or a successor depositary, unless special termination situations arise. We describe those situations below under "—Special Situations When A Global Security Will Be Terminated." As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only beneficial interests in a global security. Beneficial interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect holder of a beneficial interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued as a global security, then the security will be represented by a global security at all times unless and until the global security is terminated. If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations For Global Securities

        As an indirect holder, an investor's rights relating to a global security will be governed by the account rules of the investor's financial institution and of the depositary, as well as general laws relating to securities transfers. We do not recognize an indirect holder as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only as global securities, an investor should be aware of the following:

  •
  an investor cannot cause the securities to be registered in his or her name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  an investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above;

  •
  an investor may not be able to sell interests in the securities to some insurance companies and to other institutions that are required by law to own their securities in non-book-entry form;

  •
  an investor may not be able to pledge his or her interest in the global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  the depositary's policies, which may change from time to time, will govern payments, transfers, exchanges and other matters relating to an investor's interest in the global security. We and any applicable trustee have no responsibility for any aspect of the depositary's actions or for its records of ownership interests in the global security. We and the trustee also do not supervise the depositary in any way;

  •
  the depositary may, and we understand that DTC will, require that those who purchase and sell interests in the global security within its book-entry system use immediately available funds, and your broker or bank may require you to do so as well; and

  •
  financial institutions that participate in the depositary's book-entry system, and through which an investor holds its interest in the global security, may also have their own policies affecting payments, notices and other matters relating to the securities. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the actions of any of those intermediaries.

Special Situations When A Global Security Will Be Terminated

        In a few special situations described below, a global security will terminate and interests in it will be exchanged for physical certificates representing those interests. After that exchange, the choice of whether to hold securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in securities transferred to their own names, so that they will be direct holders. We have described the rights of holders and street name investors above.

        A global security will terminate when the following special situations occur:

  •
  if the depositary notifies us that it is unwilling, unable or no longer qualified to continue as depositary for that global security and we do not appoint another institution to act as depositary within 90 days;

  •
  if we notify any applicable trustee that we wish to terminate that global security; or

  •
  if an event of default has occurred with regard to securities represented by that global security and has not been cured or waived.

        The prospectus supplement may also list additional situations for terminating a global security that would apply only to the particular series of securities covered by the prospectus supplement. When a global security terminates, the depositary, and neither we nor any applicable trustee, is responsible for deciding the names of the institutions that will be the initial direct holders.

 SELLING STOCKHOLDER

        We are registering 26,124,430 shares of common stock (including the related rights to purchase Series A Junior Participating Preferred Stock) to permit Warburg Pincus Private Equity VIII, L.P., which we otherwise refer to as Warburg Pincus or the selling stockholder herein, and its permitted assigns who or that receive their shares after the date of this prospectus to resell the shares in the manner contemplated under "Plan of Distribution." Throughout this prospectus, when we refer to the shares of our common stock being registered on behalf of the selling stockholder, we are referring to the shares and the related rights to purchase Series A Junior Participating Preferred Stock. Based upon information provided by the selling stockholder, a Schedule 13D/A filed with the SEC by the selling stockholder and certain affiliates thereof on May 30, 2008 and other public documents filed with the SEC, as of the date of this prospectus, the selling stockholder is the owner of 26,124,430 shares of common stock.

        The selling stockholder acquired such 26,124,430 shares of common stock in prior registered offerings by the Company. In March 2005, the Company entered into a securities purchase agreement with the selling stockholder and certain other investors pursuant to which the Company issued and sold 2,262,443 shares of the Company's Series A Exchangeable Preferred Stock to the selling stockholder under an effective registration statement on Form S-3. In May 2005, the Company's stockholders voted to approve the issuance of shares of the Company's common stock upon exchange of the Series A Exchangeable Preferred Stock. As a result of this approval, the Company issued the selling stockholder 22,624,430 shares of common stock upon exchange of the shares of Series A Exchangeable Preferred Stock previously issued to the selling stockholder. The selling stockholder purchased the additional 3,500,000 shares of common stock in the Company's underwritten public offering completed in May 2008 under an effective registration statement on Form S-3.

        The selling stockholder may sell some, all or none of those shares under this prospectus. Accordingly, if the selling stockholder sells all of such shares in an offering or offerings under this prospectus, the selling stockholder will no longer be the owner of any shares of common stock following the completion of such offering or offerings. We do not know how long the selling stockholder will hold the shares before selling them. However, the selling stockholder has agreed with us that the number of shares it may offer under this prospectus or any supplement to this prospectus may be reduced if marketing factors require a limitation of the amount of securities sold in connection with an underwritten offering under this prospectus or any supplement to this prospectus.

        Stewart Hen and Jonathan S. Leff, directors of the Company, are general partners of Warburg Pincus & Co., or WP. Warburg Pincus Partners LLC, or WP Partners, is a subsidiary of WP and is the sole general partner of the selling stockholder. Messrs. Hen and Leff are also managing directors and members of Warburg Pincus LLC, or WP LLC, which manages the selling stockholder. WP, WP Partners, the selling stockholder and WP LLC are collectively referred to as the Warburg Pincus Entities. Each of the Warburg Pincus Entities may be deemed to be the beneficial owner of the shares held by the selling stockholder. Messrs. Hen and Leff, along with Charles R. Kaye and Joseph P. Landy, who are managing general partners of WP and managing members and co-presidents of WP LLC, may be deemed to indirectly beneficially own the shares held by the selling stockholder because of their affiliation with the Warburg Pincus Entities. Messrs. Hen, Leff, Kaye and Landy disclaim beneficial ownership of the shares held by the Warburg Pincus Entities except to the extent of their pecuniary interests therein. The number of shares of common stock registered for sale hereunder by the selling stockholder excludes the shares of common stock subject to options held by Messrs. Hen and Leff. We have entered into indemnification agreements with each of Messrs. Hen and Leff in their capacities as directors of the Company.

        We are party to a Registration Rights Agreement with the selling stockholder that requires us to register the selling stockholder's shares of common stock under applicable federal and state securities laws under specific circumstances and at specific times. We have agreed to indemnify the selling stockholder and each of its officers, directors, partners and controlling persons against certain losses, claims, damages and liabilities, including liabilities under the Securities Act and the Exchange Act. As provided in the Registration Rights Agreement and subject to certain exceptions described therein, all expenses incurred with the registration of the shares of common stock owned by the selling stockholder will be borne by us and all expenses incurred in connection with the sale of such shares will be borne by the selling stockholder.

        As described more fully above under "Description of Capital Stock—Anti-Takeover Provisions—Standstill and Voting Agreement," we are party to (a) a Securities Purchase Agreement with the selling stockholder, which provides in part that for so long as the selling stockholder continues to hold a specified number of shares of common stock, and subject to certain exceptions, the selling stockholder has a preemptive right to purchase a pro rata number of equity securities offered by us and (b) a standstill and voting agreement with the selling stockholder. Further, as more fully described above under "Description of Capital Stock—Preferred Stock—Share Purchase Rights Plan," we amended the rights agreement to provide that the selling stockholder and its affiliates will be exempt from the rights agreement unless they become, without our prior consent, the beneficial owner of more than 44% of our common stock.

        Except as otherwise disclosed above, the selling stockholder does not have, and has not had in the past three years, any position, office or other material relationship with the Company and we do not currently have any additional agreements, arrangements or understandings with the selling stockholder regarding the sale of any shares of our capital stock.

PLAN OF DISTRIBUTION

Company Distributions

        We may sell the securities through underwriters or dealers, through agents, or directly to one or more purchasers. A prospectus supplement or supplements will describe the terms of the offering of the securities by us, including:

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  the name or names of any underwriters, if any;

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  the purchase price of the securities and the proceeds we will receive from the sale;

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  any over-allotment options under which underwriters may purchase additional securities from us;

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  any agency fees or underwriting discounts and other items constituting agents' or underwriters' compensation;

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  any public offering price;

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  any discounts or concessions allowed or reallowed or paid to dealers; and

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  any securities exchange or market on which the securities may be listed.

        Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

        If underwriters are used in the sale, they will acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters to purchase the securities will be subject to the conditions set forth in the applicable underwriting agreement. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Subject to certain conditions, the underwriters will be obligated to purchase all of the securities offered by the prospectus supplement. Any public offering price and any discounts or concessions allowed or reallowed or paid to dealers may change from time to time. We may use underwriters with whom we have a material relationship. We will describe in the prospectus supplement, naming the underwriter, the nature of any such relationship.

        We may sell securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement. Unless the prospectus supplement states otherwise, our agent will act on a best-efforts basis for the period of its appointment.

        We may authorize agents or underwriters to solicit offers by certain types of institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

        We may provide agents and underwriters with indemnification against civil liabilities related to an offering, including liabilities under the Securities Act, or contribution with respect to payments that the agents or underwriters may make with respect to these liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

        All securities we offer, other than common stock, will be new issues of securities with no established trading market. Any underwriters may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We cannot guarantee the liquidity of the trading markets for any securities.

        Any underwriter may engage in overallotment, stabilizing transactions, short covering transactions and penalty bids in accordance with Regulation M under the Exchange Act. Overallotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Short covering transactions involve purchases of the securities in the open market after the distribution is completed to cover short positions. Penalty bids permit the underwriters to reclaim a selling concession from a dealer when the securities originally sold by the dealer are purchased in a covering transaction to cover short positions. Those activities may cause the price of the securities to be higher than it would otherwise be. If commenced, the underwriters may discontinue any of the activities at any time.

        Any underwriters who are qualified market makers on the Nasdaq Global Market may engage in passive market making transactions in the securities on the Nasdaq Global Market in accordance with Rule 103 of Regulation M, during the business day prior to the pricing of the offering, before the commencement of offers or sales of the securities. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker's bid, however, the passive market maker's bid must then be lowered when certain purchase limits are exceeded.

        In compliance with guidelines of the Financial Industry Regulatory Authority, or FINRA, the maximum consideration or discount to be received by any FINRA member or independent broker dealer may not exceed 8% of the aggregate amount of the securities offered pursuant to this prospectus and any applicable prospectus supplement.

Selling Stockholder Distributions

        The selling stockholder, which as used herein includes the permitted assigns of the selling stockholder, as provided in the Registration Rights Agreement between us and the selling stockholder, who or that are selling shares of common stock or interests in shares of common stock received after the date of this prospectus from the selling stockholder, may, from time to time, sell, transfer or otherwise dispose of any or all of its shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

        The selling stockholder may use any one or more of the following methods when disposing of shares or interests therein:

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  on the Nasdaq Global Market (or any other exchange on which the shares may be listed);

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  on the over-the-counter market;

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  ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

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  block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

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  purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

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  an exchange distribution in accordance with the rules of the applicable exchange;

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  privately negotiated transactions;

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  short sales;

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  through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

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  broker-dealers may agree with the selling stockholder to sell a specified number of such shares at a stipulated price per share;

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  a combination of any such methods of sale; and

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  any other method permitted pursuant to applicable law.

        In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholder may also sell shares of our common stock short and deliver these securities to close out its short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities that require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

        The aggregate proceeds to the selling stockholder from the sale of the common stock offered by it will be the purchase price of the common stock less discounts or commissions, if any. The selling stockholder reserves the right to accept and, together with its agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from the offering by the selling stockholder.

        The selling stockholder also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that such transactions meet the criteria and conform to the requirements of that rule.

        The selling stockholder and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be "underwriters" within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. If the selling stockholder is an "underwriter" within the meaning of Section 2(11) of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act.

        To the extent required, the shares of our common stock to be sold, the names of the selling stockholder or stockholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

        In order to comply with the securities laws of some states, if applicable, the common stock may be sold in those jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

        We have advised the selling stockholder that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling stockholder and its affiliates. In addition, we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling stockholder for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholder may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

        We have agreed to indemnify the selling stockholder and each of its officers, directors, partners and controlling persons against certain liabilities, including liabilities under the Securities Act and Exchange Act, relating to the registration of the shares offered by this prospectus.

LEGAL MATTERS

        The validity of the securities being offered hereby will be passed upon by Cooley Godward Kronish LLP, Broomfield, Colorado.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to our Annual Report on Form 10-K for the year ended December 31, 2008 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

        We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-3 under the Securities Act with respect to the securities offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities offered under this prospectus, we refer you to the registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information filed with the SEC, at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room. Our SEC filings are also available at the SEC's Web site at http://www.sec.gov.

INCORPORATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information that we file with it, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede this information. We incorporate by reference into this registration statement and prospectus the documents listed below, and any future filings we will make with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of the initial registration statement but prior to effectiveness of the registration statement and after the date of this prospectus but prior to the termination of the offering of the securities covered by this prospectus (other than current reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K):

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  Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2009;

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  Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

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  Our Annual Report on Form 10-K for the year ended December 31, 2008 as amended by our Annual Report on Form 10-K/A for the year ended December 31, 2008 (including the Registration Rights Agreement dated March 2, 2005 between Allos and the Investors listed on the signature pages thereto, which is filed as Exhibit 10.07 to such Annual Report);

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  Our Current Reports on Form 8-K filed February 3, 2009, February 27, 2009, March 24, 2009, March 25, 2009, April 2, 2009, May 22, 2009, May 26, 2009, June 12, 2009, June 26, 2009, July 7, 2009, July 20, 2009 and August 10, 2009;

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  Our Current Report on Form 8-K/A filed on June 26, 2009;

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  Our definitive proxy statement filed pursuant to Section 14 of the Exchange Act in connection with our 2009 Annual Meeting of Stockholders filed with the SEC on June 2, 2009; and

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  The description of our common stock set forth in our registration statement on Form 8-A, filed with the SEC on March 6, 2000.

        We will provide to each person, including any beneficial owner, to whom a prospectus is delivered, without charge upon written or oral request, a copy of any or all of the documents that are incorporated by reference into this prospectus but not delivered with the prospectus, including exhibits that are specifically incorporated by reference into such documents. Requests should be directed to: Allos Therapeutics, Inc., Attention: Investor Relations, 11080 CirclePoint Road, Suite 200, Westminster, Colorado 80020, telephone: (303) 426-6262, e-mail: investorrelations@allos.com.

 14,000,000 Shares

Common Stock

PROSPECTUS SUPPLEMENT

J.P.Morgan

Citi

Leerink Swann

JMP Securities

Needham & Company, LLC

RBC Capital Markets

October 7, 2009